UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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Universal Biosensors, Inc.

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(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Universal Biosensors, Inc.

ABN 67 950 836 446

1 Corporate Avenue

Rowville Victoria 3178

Australia

Telephone: +61 3 9213 9000

Facsimile: +61 3 9213 9099

Email:       info@universalbiosensors.com

www.universalbiosensors.com

April 27, 2018

Dear Stockholder:

You are cordially invited to the Meeting of Stockholders of Universal Biosensors, Inc. (the “Company”, “we”, “our” or “UBI”), to be held at 1 Corporate Avenue, Rowville, VIC 3178 Australia, on June 25, 2018 at 10:00 a.m. Australian Eastern Standard Time.

We discuss the matters to be acted upon at the meeting in more detail in the attached Notice of Meeting and Proxy Statement. A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2017 is available at our website at www.universalbiosensors.com and has been previously distributed to you or is accompanying this Proxy Statement. We encourage you to read the annual report. It includes our audited financial statements and other important information about us.

If you are a CDI Holder, to ensure your representation, please sign, date and return the enclosed CDI Voting Instruction Form or give your instructions online using the instructions on your CDI Voting Instruction Form. If you are a stockholder, please sign, date and return the enclosed Proxy Card. We hope that you can attend the Meeting.

Thank you for your continued support of Universal Biosensors.

Yours sincerely,

/s/ Craig Coleman
Mr. Craig Coleman Non-executive Chairman

UNIVERSAL BIOSENSORS, INC.

NOTICE OF MEETING OF STOCKHOLDERS

TO BE HELD JUNE 25, 2018

April 27, 2018

NOTICE IS HEREBY GIVEN that the 2018 General Meeting of Stockholders (the “Meeting”) of Universal Biosensors, Inc. (ARBN 121 559 993) (the “Company”) will be held on June 25, 2018 at 10:00 a.m. Australian Eastern Standard Time at 1Corporate Avenue, Rowville, VIC 3178 Australia, for the following purposes described below.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE MEETING TO BE HELD ON JUNE 25, 2018

Date and Time:	Monday, June 25, 2018 at 10:00 a.m. Australian Eastern Standard Time

Place:	1 Corporate Avenue, Rowville, VIC 3178 Australia

Items of Business:

1)To re-elect one member of the Board of Directors to hold office until the meeting of Stockholders in 2021, or in each case until their successors are duly elected and qualified;

2)To approve, on an advisory basis, the compensation of the Company’s named senior executives as disclosed in this Proxy Statement; and

3)To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors recommends that you vote “For” Proposals 1 and 2.

Record Date:	The record date for the determination of (i) stockholders of record entitled to receive notice of and to vote at the Meeting and (ii) holders of CDIs of record entitled to receive notice of and to direct CHESS Depositary Nominees Pty Ltd ACN 071 346 506 (“CDN”) how to vote at the Meeting, or any adjournments or postponements thereof, is the close of business on April 26, 2018. A complete list of stockholders and CDI holders of record on the record date will be available at the Company’s executive offices located at 1 Corporate Avenue, Rowville VIC 3178 Australia, for ten days before the Meeting.

Internet Availability of Documents:	You may access a copy of the proxy statement and the Company’s annual report on Form 10-K for the year ended December 31, 2017 at http://www.universalbiosensors.com/Investor-Centre/ASX-Announcements.aspx

These items are fully discussed in the following pages, which are made part of this notice.

If you are a stockholder, you are encouraged to vote your shares by attending the meeting or by signing, dating and mailing your Proxy Card to the Company’s registrar in the enclosed envelope. If you are a CDI Holder, you are encouraged to vote your CDIs by signing, dating and mailing your CDI Voting Instruction Form to the Company’s registrar in the enclosed envelope. Instructions for voting are set forth on the CDI Voting Instruction Form. Alternatively, holders of CDIs can direct CDN how to vote online by following the instructions at www.votingonline.com.au/ubiagm2018.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Craig Coleman
Craig Coleman
Non-executive Chairman

YOUR VOTE IS IMPORTANT, WHETHER YOU OWN A FEW SHARES/CDIs OR MANY.

This Proxy Statement is dated April 27, 2018 and is being first mailed to stockholders and CDI Holders of UBI on or about May 4, 2018.

UNIVERSAL BIOSENSORS, INC.

PROXY STATEMENT FOR MEETING OF STOCKHOLDERS

To be held June 25, 2018

UNIVERSAL BIOSENSORS, INC.

PROXY STATEMENT FOR MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 25, 2018

INFORMATION ABOUT SOLICITATION AND VOTING

General

The enclosed proxy and CDI Voting Instruction Form is solicited by the Board of Directors of Universal Biosensors, Inc. (the “Company” or “UBI”) for use in voting at the meeting of stockholders (the “Meeting”) to be held on June 25, 2018 at 10:00 a.m. Australian Eastern Standard Time at 1Corporate Avenue, Rowville, VIC 3178 Australia, and any postponement or adjournment of that meeting. Directions to the Meeting can be obtained by calling the Company’s telephone number: +61 (3) 9213 9000. The purpose of the Meeting is to consider and vote upon the proposals outlined in this Proxy Statement and the attached notice.

Record Date and Voting Securities

As of the close of business on April 26, 2018, there were in total 176,498,550 shares of the Company’s common stock, par value US$0.0001 per share, outstanding and entitled to vote at the Meeting. 176,234,838 of our outstanding shares are held by CHESS Depositary Nominees Pty Ltd ACN 071 346 506 (“CDN”), a wholly-owned subsidiary of ASX Limited ACN 008 624 691, which operates the Australian Securities Exchange (“ASX”) and the balance is held by 51 of our employees. Securities of companies incorporated outside of Australia, such as UBI, are traded as CHESS Depositary Interests (“CDIs”) on the ASX. CDIs represent beneficial interests in the common stock held by CDN. CDIs are traded on the ASX. As of April 26, 2018, there were 176,234,838 CDIs on issue and available to be traded on ASX. As of April 26, 2018, there were 52 holders of shares of our common stock (including CDN) and 1,621 holders of CDIs (“CDI Holders” or “Holders of CDIs”).

CDIs are exchangeable, at the option of the holder, into shares of our common stock at a ratio of 1:1. Holders of CDIs have the right to direct CDN, as the holder of record of the underlying shares of common stock represented by their CDIs, how it should vote the underlying shares and to attend stockholders’ meetings of the Company. If CDN does not receive a duly executed CDI Voting Instruction Form from a CDI Holder as to how to vote the underlying shares represented by those CDIs, those shares will not be voted and will not be considered present at the Meeting for quorum purposes. A holder of CDIs will be entitled to vote at the Meeting only if a holder directs CDN to designate such holder as proxy to vote the underlying shares of common stock represented by CDIs held by such holder. Holders of CDIs who wish to direct CDN how to vote the underlying shares should complete and return the enclosed CDI Voting Instruction Form or submit their instructions online by following the instructions on the CDI Voting Instruction Form, which is being delivered with this Proxy Statement to each CDI Holder by no later than 10:00 a.m. Australian Eastern Standard Time on June 25, 2018.

The record date is the close of business on April 26, 2018 (the “Record Date”). Only stockholders and CDI Holders of record on the books of the Company at the close of business on the Record Date are (1) with respect to stockholders, entitled to receive notice of and to vote at, and (2) with respect to CDI Holders, entitled to receive notice of and to direct CDN how to vote at, the Meeting and any adjournments thereof. Under arrangements established between the Company and CDN in connection with the issuance of CDIs, the holders of CDIs at the close of business on the Record Date are entitled to notice of and to attend the Meeting and to direct CDN how to vote by completing a CDI Voting Instruction Form or by submitting their voting instructions online.

Voting and Solicitation

Each stockholder of record can vote at the Meeting by attending the Meeting in person and voting at the Meeting, or by completing and returning their properly dated and duly executed Proxy Card to Boardroom Pty Limited or the Company no later than 10:00 a.m. Australian Eastern Standard Time on June 25, 2018 in the manner set out below, but may alternatively deliver a completed Proxy Card to us at the Meeting.

Holders of CDIs who wish to direct CDN how to vote but who are not attending the Meeting must return their duly executed voting instructions, via the enclosed CDI Voting Instruction Form, to Boardroom Pty Limited or the Company no later than 10:00 a.m. Australian Eastern Standard Time on June 25, 2018 in the manner set out below. If you are a CDI Holder and you wish to direct CDN to designate you or another person as proxy to vote the underlying shares of common stock represented by CDIs held by you and attend the Meeting in person, you are encouraged to return your properly dated and duly executed CDI Voting Instruction Form to Boardroom Pty Limited or the Company in the manner set out below but may also deliver the completed CDI Voting Instruction Form to us at the Meeting. Alternatively, CDI Holders may submit their instructions online by visiting www.votingonline.com.au/ubiagm2018 by no later than 10:00 a.m. Australian Eastern Standard Time on June 25, 2018. To use the online facility you will need the secure access information set out on your CDI Voting Instruction Form.

By hand	Boardroom Pty Limited, Level 12, Grosvenor Place, 255 George Street, Sydney NSW 2000, Australia; or Universal Biosensors, Inc., 1 Corporate Avenue, Rowville VIC 3178, Australia;

By post	Boardroom Pty Limited, GPO Box 3993, Sydney NSW 2001, Australia; or Universal Biosensors, Inc., 1 Corporate Avenue, Rowville VIC 3178, Australia;

By facsimile	Boardroom Pty Limited on +61 2 9290 9655; or Universal Biosensors, Inc. on +61 3 9213 9099.

At the Meeting, Proxy Holders and CDN may only vote the shares represented by all properly dated, executed and returned Proxy Cards (in the case of stockholders) and properly dated, executed and returned CDI Voting Instruction Forms or instructions properly delivered online (in the case of CDI Holders) in accordance with the instructions of the respective stockholders and CDI Holders. Proxies cannot be voted for a greater number of persons than the number of nominees named. If no specific instructions are given on a properly dated, executed and returned Proxy Card (in the case of stockholders) or CDI Voting Instruction Form or instructions properly delivered online (in the case of CDI Holders), the shares will be voted “FOR” the nominee for the Board identified herein or otherwise designated by the Board of Directors and “FOR” the approval, and on an advisory basis, of the compensation for named senior executives of the Company. In addition, if other matters come before the Meeting, the Proxy Holders and CDN will vote in accordance with their or its best judgment with respect to such matters. On all matters to be voted on, each share of our common stock, and accordingly, each CDI, has one vote.

We are making this proxy solicitation by and on behalf of the Board of Directors. The cost of preparing, assembling, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. Proxies may be solicited personally or by telephone, electronic mail or facsimile by the Company’s officers, directors and regular employees, none of whom will receive additional compensation for assisting with solicitation.

Quorum; Required Vote

A quorum is required for the transaction of business during the Meeting. A quorum is present when the holders of one-third of the common stock issued and outstanding and entitled to vote at a meeting, are present in person or represented by proxy. Shares that are voted “FOR”, “AGAINST” or “ABSTAIN” on a matter are treated as being present at the Meeting for purposes of establishing a quorum and are also treated as votes cast by the common stock present in person or represented by proxy at the Meeting and entitled to vote on the subject matter. If no specific instructions are given on a properly dated, executed and returned Proxy Card (in the case of stockholders) or CDI Voting Instruction Form or instructions properly delivered online (in the case of CDI Holders), the shares will be treated as being present at the Meeting for purposes of establishing a quorum.

The candidate for election as a director at the Meeting who receives the highest number of affirmative votes present or represented by proxy and entitled to vote on the election of the director at the Meeting will be elected. The affirmative vote of a majority of shares of the Company’s common stock present or represented by proxy and entitled to vote at the Meeting will constitute approval of the compensation for named senior executives of the Company. This vote is advisory only and is therefore not binding on the Company.

Abstentions will not be counted with respect to the election of the director but will have the effect of negative votes with respect to the advisory votes on the compensation for named senior executives.

A broker “non-vote” occurs when your broker (if applicable) submits a proxy for your shares but does not indicate a vote for a particular proposal because the broker does not have authority to vote on that proposal and has not received specific voting instructions from you. If your shares are held by a broker, the broker may require your instructions in order to vote your shares. If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen depending on the type of proposal. If the proposal is considered “routine,” the broker may vote your shares in its discretion. For other proposals, including the proposals in relation to the election of directors and the compensation of named senior executives, brokers that are members of an exchange registered as a national exchange under the U.S. Securities Exchange Act of 1934, as amended (“Securities Exchange Act”) may not vote your shares without your instructions. Broker non votes are not considered entitled to vote on the election of directors or the compensation of named senior executive officers and therefore with have no effect on such proposals.

Revocability of Proxies

If you are a stockholder entitled to vote or a CDI Holder and you have submitted a Proxy Card or CDI Voting Instruction Form or instructions online (as applicable), you may revoke your Proxy Card or CDI Voting Instruction Form or online instructions at any time before the Meeting by delivering a written revocation to the Company Secretary of the Company or by delivering a duly executed Proxy Card or CDI Voting Instruction Form or submitting instructions online, in each case bearing a later date.

PROPOSAL ONE — ELECTION OF DIRECTORS

Our Board of Directors has been structured as a “staggered Board” comprising three classes of directors with members in each class of directors serving for staggered terms and until his or her successor is duly elected or until his or her earlier death, resignation or removal. The Board of Directors currently consists of one Class I director (currently Ms. Judith Smith), whose term will expire at this year’s Meeting of stockholders, one Class II director (currently Mr. Craig Coleman), whose term will expire at the meeting of stockholders in 2020 and two Class III directors (currently Mr. Marshall Heinberg and Mr. David Hoey), whose term will expire at the meeting of stockholders in 2019, in each case unless they resign, die or are removed earlier.

Ms. Judith Smith is seeking to be re-elected at the Meeting. If re-elected, unless she resigns, dies or is removed earlier, Ms. Judith Smith will hold office until the meeting of stockholders in 2021 and until her successor is duly elected and qualifies.

For details of the qualifications, skills and experience of Ms. Judith Smith, refer to the section below titled “Management of the Company — Board of Directors”. The nominee is willing to be elected and to serve for their applicable term. Management expects that the nominee will be available for election, but if the nominee is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee or nominees to be designated by the Board of Directors to fill any such vacancy.

The Board of Directors unanimously recommends that you vote FOR the election of the nominated director as described herein. Proxy holders and CDN will vote as directed on the Proxy Card (in the case of stockholders) or CDI Voting Instruction Form or online (in the case of CDI Holders) or, if no direction is made in a duly dated, executed and returned Proxy Card (in the case of stockholders) or CDI Voting Instruction Form or online (in the case of CDI Holders), “FOR” this proposal. However, brokers who are members of a U.S. national securities exchange may not vote or submit instructions to the proxy holders or CDN if the beneficial owner of the shares has not given instructions. The election of the director requires the affirmative vote of a plurality of the shares of common stock present and entitled to vote on the election of directors.

PROPOSAL TWO — ADVISORY VOTE ON THE COMPENSATION OF SENIOR EXECUTIVES

The Company is providing stockholders with the opportunity to cast an advisory vote on the executive compensation programs and policies and the compensation paid to the senior executive officers named in this Proxy Statement. This proposal is known as a “say-on-pay vote”. Details of our compensation for our senior executives is set out under the headings “Compensation Discussion and Analysis”, “Compensation Committee Report”, “Summary Compensation Table”, “Grants of Plan-Based Awards During 2017” and “Narrative disclosure to summary compensation table and grants” of this Proxy Statement. These disclosures are made pursuant to Item 402 of United States Regulation S-K. As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, our compensation principles and underlying programs are designed to attract, motivate and retain key executives who are crucial to our long-term success. The vote is advisory and is not binding on the Company. However, the Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements. Details of how the Board of Directors has considered the results of the advisory vote will be included in the Compensation Discussion and Analysis sections of future proxy statements.

We will seek an advisory vote in relation to compensation every year, which we believe will be the most effective means for conducting and responding to such an advisory vote.

The Board of Directors unanimously recommends that you vote FOR this proposal to approve, on an advisory basis, the compensation for the Company’s senior executives as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure required pursuant to Item 402 of Regulation S-K contained in this Proxy Statement. The proxy holders and CDN will vote as directed on the Proxy Card (in the case of stockholders) or CDI Voting Instruction Form or online (in the case of CDI Holders) or, if no direction is made in a duly dated, executed and returned Proxy Card (in the case of stockholders) or CDI Voting Instruction Form or online (in the case of CDI Holders), “FOR” this proposal. However, brokers who are members of a U.S. national securities exchange may not vote or submit instructions to the proxy holders or CDN if the beneficial owner of the shares has not given instructions. In order to be adopted as an advisory vote, this proposal must be approved by the affirmative vote of the holders of a majority of the shares of our common stock present and entitled to vote at the Meeting.

MANAGEMENT OF THE COMPANY

The following table sets out the name, age and position of our directors, executive officers and certain significant employees at April 23, 2018:

Name	Age	Position	Served Since
Craig Coleman	53	Non-executive Director	2016
		Chairman of the Board of Directors	2017
Rick Legleiter	59	Chief Executive Officer	2017
Marshall Heinberg	61	Non-executive Director	2010
Judith Smith	62	Non-executive Director	2015
David Hoey	58	Non-executive Director	2016
Salesh Balak	48	Chief Financial Officer	2006
Alastair Hodges, Ph.D.	58	Chief Scientist	2002
Adrian Oates, Ph.D.	56	Vice President, Quality and Regulatory	2007

Mr. Andrew Denver retired as a member of the Board of Directors and our Chairman on August 7, 2017 and retired as the Interim Chief Executive Officer on September 30, 2017. Mr. Denis Hanley retired as a member of the Board of Directors on August 7, 2017. Mr. Rick Legleiter was appointed as Chief Executive Officer on August 7, 2017 commencing October 1, 2017. Mr. Craig Coleman was appointed Chairman of the Board of Directors on August 7, 2017. Dr. Alastair Hodges has given notice of his resignation to the Company which takes effect at the end of his notice period on July 13, 2018. The Company and Dr. Hodges are currently negotiating a consulting agreement under which Dr. Hodges will provide consulting and advisory services to the Company following his official departure.

Our Certificate of Incorporation provides our Board of Directors shall consist of not less than three or more than nine members, the exact number of which shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors.

Board of Directors

Mr. Marshall Heinberg BS (Hons), JD

Mr. Heinberg has extensive experience relevant to our Company and insight into the global capital markets, and has worked with several life science and technology companies. Mr. Heinberg is a US-based non-executive director of the Company and was appointed in January 2010 and has served as a member of the Remuneration and Nomination Committee since November 2010 and was Chairman of the Remuneration and Nomination Committee between March 12, 2015 and June 21, 2016. Mr. Heinberg has been a member of our Audit and Compliance Committee since September 21, 2017. Mr. Heinberg’s term as a Class III director of the Company ends on the date of our 2019 Meeting of stockholders. Mr. Heinberg served as Head of the Investment Banking Department of Oppenheimer & Co. Inc. from January 2008 through June 2012. Mr. Heinberg began his investment banking career in 1987 as an Associate in the Corporate Finance Division of Oppenheimer & Company, which was acquired by the Canadian Imperial Bank of Commerce (CIBC) in 1997. Mr. Heinberg held several senior roles at CIBC World Markets including serving as a member of the U.S. Management Committee, the Deals Committee which approved U.S. corporate finance debt capital decisions and the Investment Committee which approved private equity and fund investments. Mr. Heinberg also served as a member of the Equity Transaction Committee and Financial Advisory Transaction Committee. Over the course of his career, Mr. Heinberg has held responsibility for various industry sectors including environmental, industrial growth, technology and telecommunications. His transaction experience includes public and private debt and equity financings, as well as numerous exclusive sale and strategic advisory assignments. Mr. Heinberg was named Head of CIBC’s U.S. Investment Banking Department in 2001. Upon the acquisition of CIBC’s U.S. wholesale business in 2008, Mr. Heinberg was named head of Oppenheimer’s Investment Banking Department. Mr. Heinberg is the founder and principal of MAH Associates, LLC which provides strategic advisory and consulting services. MAH Associates, LLC was formed in July 2012. Mr. Heinberg also serves as an advisor to

Burford Capital. Mr. Heinberg has also served as a director of National Financial Partners Corp., a business that provides advisory and brokerage services to corporate and high net worth individual clients in the United States and Canada until the company was acquired by Madison Dearborn in July 2013. Mr. Heinberg was also a non-executive director of Image Entertainment, Inc., a leading independent licensee and distributor of entertainment programming in North America, until the Company was acquired in October 2012. Mr. Heinberg is currently the Chairman of NASDAQ listed, Ecology and Environment, Inc. Mr. Heinberg has extensive experience working with both leading growth companies as well as financial sponsors. Prior to joining Oppenheimer, Mr. Heinberg practiced corporate law for approximately four years. Mr. Heinberg graduated from the University of Pennsylvania, the Wharton School with honors, with a degree in economics. He received his law degree from Fordham Law School.

Ms. Judith Smith BEc (Hons), MAppFin, F Fin, GAICD

Ms. Smith is a highly experienced executive and director. During her career, Ms. Smith has worked in a number of investment management roles in the funds management industry, where she has been responsible for evaluating and investing in listed and unlisted companies. Ms. Smith was appointed a non-executive director of the Company on March 12, 2015 and her term of appointment as a director of the Company ends on the date of our 2018 Meeting of stockholders, and she has been nominated for reelection at the Meeting as a Class I director for a term of three years. Ms. Smith has served as a member of the Audit and Compliance Committee since March 12, 2015 and was appointed the Chairperson of the Audit and Compliance Committee on August 7, 2017. Ms. Smith was formerly the Head of Private Equity at IFM Investors, a global fund manager, and Chairperson of the IFM Risk Committee. Ms. Smith was also a member of the IFM Investments Committee, a role she has retained following her retirement from the firm in 2013. Prior to her role at IFM, Ms. Smith held various investment management roles including more than a decade at National Mutual Funds Management Ltd (NMFM). At NMFM, she managed Australian equity research and strategy, as well as Australian equity portfolios. Ms. Smith holds a Master of Applied Finance from the University of Melbourne and a Bachelor of Economics (Honours) from Monash University. She is a Fellow of the Financial Services Institute of Australasia and Graduate member of the Australian Institute of Company Directors. Judith is a member of the Audit Committee of the Australian Renewable Energy Agency (ARENA). She has been a director of ARENA from July 2012 to January 2016. Since March 2014, she has also served as a director and Chairperson of the Audit Committee of Acorn Capital Investment Fund Ltd (ASX:ACQ). Since January 2015, she has been a trustee director of industry superannuation fund, LUCRF and the Chairperson of the LUCRF Investment Committee. Ms. Smith is also on the advisory committee for the SA Venture Capital Fund.

Mr. David Hoey

Mr. Hoey has extensive experience relevant to our Company, with more than 25 years’ experience in technology financing and commercialization. Mr. Hoey is a US-based director and his primary expertise is in business development, strategic planning, market development, corporate partnering and financings for medical technologies, diagnostics and drug development. Mr. Hoey was appointed a non-executive director of the Company on March 2, 2016 and his term of appointment as a director of the Company ends on the date of our 2019 meeting of stockholders. Mr. Hoey has served as a member of the Audit and Compliance Committee since March 15, 2016 and as a member of the Remuneration & Nomination Committee between June 21, 2016 and September 21, 2017. Mr. Hoey is currently the Chief Executive Officer and a director of Vaxxas Pty Ltd, a company which has developed and is commercializing a novel vaccine delivery technology — the Nanopatch™. He was appointed to this position in October 2012. He also serves as an advisor to Healthcare Ventures LLC. During his career, David has worked in management and leadership roles in the preclinical development of small molecule and biologic therapeutics, molecular diagnostic assays and platforms, and analytical instrumentation. Mr. Hoey served as vice president of business development at PathoGenetix, Inc., a company pioneering single molecule detection technologies for biodefense, clinical, and industrial applications.

Mr. Craig Coleman BComm

Mr. Coleman is an experienced investment and funds management executive. His career of 30 years has spanned banking and finance, corporate advisory and funds management. Mr. Coleman was appointed as non-executive director in June 2016 and as non-executive Chairman since August 2017. Mr. Coleman has served as Chairman of the Remuneration & Nomination Committee since June 2016. Mr. Coleman’s term of appointment as a director of the Company ends on the date of our 2020 Meeting of stockholders. Mr. Coleman is currently the Executive Chairman of Viburnum Funds, an Australian-based specialist investment manager founded in 2007 with investments in equity funds, strategic equities and Australian equities. Viburnum Funds, as an investment manager for its associated funds holds a beneficial interest and voting power of approximately 18% of the Company’s shares. During his executive career, Mr. Coleman has held a number of senior executive positions with ANZ Banking Group Ltd, including Managing Director Banking Products, Managing Director Wealth Management, non-executive Director E*TRADE Australia Ltd and Head of Retail Banking New Zealand. Until May 2017, Mr. Coleman was a non-executive director of Pulse Health Limited and Rubik Financial Ltd. Mr. Coleman currently retains non-executive directorship position with publicly listed entity Bell Financial Group Limited and is Chairman of Pacific Star Network Limited. Mr. Coleman holds a Bachelor of Commerce from the University of Western Australia.

Executive Officers

Mr. Rick Legleiter B.S., M.B.A.

Mr. Legleiter has served as out Chief Executive Officer since October 2017. Mr. Legleiter has 16 years of international healthcare and medical technology experience spanning Europe, Australia, Asia including China, and the U.S.A. Mr. Legleiter’s career has comprised extensive global management, strategy, business development and customer service responsibilities. Prior to joining Universal Biosensors, Mr. Legleiter has held senior roles at Siemens Healthcare in America and Germany for 13 years, over the period 2003 to 2016. Mr. Legleiter was most recently Senior Vice President, Healthcare Account Management, where he established and led the key account management sales function for the full laboratory and point-of-care diagnostics and imaging product portfolio. Mr. Legleiter holds a Master of Business Administration (Harvard Business School), Bachelor of Nuclear Engineering (Kansas State University) and Bachelor of Applied Mathematics (Kansas State University).

Mr. Salesh Balak BA, CA

Mr. Balak has served as our Chief Financial Officer since November 2006 and as a director of Universal Biosensors Pty Ltd since September 2010 and Hemostasis Reference Laboratory Inc. since November 30, 2016. Prior to joining Universal Biosensors, he was chief financial officer and company secretary of Pearl Healthcare Limited, an ASX-listed entity engaged in the manufacturing and healthcare sector. Mr. Balak joined Pearl Healthcare Limited in April 2003 initially as its Group Accounting Manager and was promoted to Chief Financial Officer in June 2004. While at Pearl Healthcare Limited, Mr. Balak was instrumental in the successful acquisition of four businesses and integration of its existing businesses. Prior to joining Pearl Healthcare Limited, Mr. Balak spent 13 years in the Business Services, Audit and Financial Advisory Services divisions of KPMG in both the Melbourne and Fiji offices. He holds a Bachelor of Arts in accounting and economics and is a member of the Institute of Chartered Accountants and Certified Practicing Accountants.

Dr. Alastair Hodges BSc. (Hons), PhD

Dr. Hodges has been working in the field of electrochemical sensors for the last 23 years and has served as our Chief Scientist since April 2002. Dr. Hodges has a BSc. (Hons.) in chemistry and gained a Ph.D. in electrochemistry from the University of Melbourne in 1987. Dr. Hodges worked as a research scientist, then senior and principal research scientist in the Australian Defense Science and Technology Organization and the Commonwealth Scientific and Industrial Research Organisation (CSIRO) in the fields of electrochemistry and transport processes, particularly involving membranes, until 1995, when he joined Memtec Limited to work on sensor technologies. Memtec was involved in the operation, design, and installation of filtration and separation products for water supply and waste water recycling plants. From 1999 to 2001 Dr. Hodges led a team that worked in the US on the development of glucose sensor technology.

Dr. Adrian Oates BSc, MSc (Preliminary), PhD

Dr. Oates joined us in September 2007 as Vice President, Quality & Regulatory having spent over 20 years in the device, biological and pharmaceutical healthcare industries. The scope of his role also includes oversight of clinical studies and quality having spent his early career as a research scientist and manager as well as head of project management at CSL Limited where a number of intravenous protein based replacement products were developed and commercialized. In 2000, he was appointed as Quality Director to oversee the implementation of the new Good Manufacturing Practices Code. He moved in 2004 to Cochlear Limited as Vice President, Quality & Regulatory where he was involved in the worldwide registration, accreditation and launch of a new sterile implantable medical device. After this, Dr. Oates returned to CSL Limited as Quality Director where successful FDA accreditation for Influenza vaccine was obtained. He holds a BSc (Biochemistry/Microbiology), a Master of Science (Preliminary) and a Doctor of Philosophy (Medicine) from Monash University.

See also “Management of the Company” and “Management of the Company — Board of Directors.”

Corporate Governance

We are not listed on a U.S. securities exchange and, therefore, not subject to the corporate governance requirements of any such U.S. exchange, including those relating to independence of directors. For purposes of determining whether our directors are independent under applicable rules and regulations promulgated by the Securities and Exchange Commission, we have chosen to use the definition of “independence” established by the Nasdaq Stock Market under its Marketplace Rules, as permitted by such rules and regulations.

We have determined that with the exception of Mr. Coleman, all the current directors and the director nominee are independent as defined under the Marketplace Rules of the Nasdaq Stock Market and for the purposes of the ASX Listing Rules.

We have determined that Mr. Coleman is not independent as defined under the Marketplace Rules of the Nasdaq Stock Market and pursuant to the ASX principles and recommendations because he is an executive officer of Viburnum Funds Pty Ltd, which together with its associated funds and entities holds in excess of 10% of our shares.

A copy of our corporate governance statement is available on our website at www.universalbiosensors.com.

Board Leadership Structure

The position of Chairman of the Board of Directors and Chief Executive Officer is typically held by two separate officers within our Company. The Company does not have a lead independent director. Our Board of Directors prefers the Company’s leadership structure to have the position of Chairman and Chief Executive Officer held by two separate individuals. The Board believes that separating the two positions provides stronger governance and reinforces the Company’s sound framework of internal control. The Board regularly deliberates and discusses its appropriate leadership structure and the role and responsibilities of the Chairman of the Board and the Chief Executive Officer, based upon the needs of the Company from time to time to provide effective oversight of management. After such discussions, the Board decided it was in the best interest of the Company to temporarily combine the roles following the retirement of Mr. Paul Wright in March 2016. Between March 11, 2016 and August 7, 2017, Mr. Andrew Denver served as Executive Chairman. Mr. Denver retired as a director and was replaced as Chairman by Mr. Craig Coleman on August 7, 2017. Mr. Denver continued as Chief Executive Officer until Mr. Rick Legleiter became Chief Executive Officer on October 1, 2017.

Risk Management

Oversight of the Risk Management System

The Board with support from the Audit and Compliance Committee oversees the establishment, implementation and annual review of the Company’s risk management system. The Chief Executive Officer and the Chief Financial Officer have declared in writing to the Audit and Compliance Committee that the controls and procedures have been assessed and found to be operating effectively. The operational and other compliance risk management processes have also been assessed and found to be operating effectively.

Whilst management provides reports to the Board on the status of the risk management system, which is aimed at ensuring risks are identified, assessed and appropriately managed, in some instances the Audit and Compliance Committee also reports to the Board on this matter.

Risk Management Compliance and Control

The Board is responsible for the overall internal control framework, but recognizes that no cost-effective internal control system will preclude all errors and irregularities. To assist in discharging this responsibility, the Board has developed an internal control framework as summarized below:

(a) Internal audits — the Company’s internal auditor reports to the Audit and Compliance Committee at least once per quarter on internal controls over financial reporting matters. On an annual basis, the Company is audited on its Quality Management System, ISO 13485, an international standard covering the global medical device sector. This certification covers the “design and development, production and distribution of blood glucose test systems and point-of-care in vitro diagnostic devices for coagulation”.

(b) Financial reporting — there is a comprehensive budgeting system with an annual budget approved by the Board. Monthly actual results are reported against budget and major variances, if any, must be explained.

(c) Continuous disclosure — the Company has policies in place to ensure the Company complies with the continuous disclosure and other applicable requirements of the ASX Listing Rules, the Securities Exchange Act and other applicable securities laws.

The Chief Executive Officer and the Chief Financial Officer have declared in writing to the Audit and Compliance Committee that the Company’s financial reports are founded on a sound system of risk management and internal compliance and control which implements the policies adopted by the Board.

Assessment of Effectiveness of Risk Management

The internal auditor assists the Audit and Compliance Committee and the Board in ensuring compliance with the internal controls and risk management program over financial reporting by regularly reviewing the effectiveness of the compliance and control systems. The Audit and Compliance Committee is responsible for approving the scope of work to be performed on a regular basis.

Internal Control and Sarbanes Oxley

Pursuant to section 404 of the Sarbanes-Oxley Act of 2002, we are required to evaluate the effectiveness of internal controls over financial reporting as of the end of each fiscal year. As part of our compliance efforts relative to section 404, we have fully implemented the controls over financial reporting. We have adopted the internal control framework set forth by the Committee of Sponsoring Organizations (“COSO”) of the Treadway Commission in completing the assessment. The Audit and Compliance Committee has monitored, and will continue to monitor, the Company’s response to rules pursuant to section 404 of the Sarbanes-Oxley Act.

Board Committees

Our Board of Directors met on thirteen occasions during the year ended December 31, 2017 and acted by written consent on three occasions. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board; and (ii) the total number of meetings held by all committees of the Board on which he or she served. There are two committees of the Board, the Audit and Compliance Committee and the Remuneration and Nomination Committee.

Members of our Board of Directors are encouraged to attend the Meeting of Stockholders if they are available. All the current members of our Board of Directors other than Mr. Hoey attended the meeting of Stockholders held in 2017, with Mr. Heinberg attending by phone.

Audit and Compliance Committee

The Company has a separately designated standing Audit and Compliance Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act. The current members of the Audit and Compliance Committee are Ms. Judith Smith (Chairperson), Mr. Marshall Heinberg and Mr. David Hoey. Mr. Denis Hanley ceased to be a member and Chairperson of the Audit and Compliance Committee on August 7, 2017 and Mr. Heinberg became a member of the Audit and Compliance Committee on September 21, 2017. The Audit and Compliance Committee is governed by a formal charter, a copy of which is available on our website at www.universalbiosensors.com. The Board has determined that all members of the Audit and Compliance Committee meet the criteria for being independent directors under the Marketplace Rules of the Nasdaq Stock Market and for the purposes of ASX principles and recommendations. The Audit and Compliance Committee also satisfies the ASX principles and recommendations that the Chairperson be an independent director. During the year ended December 31, 2017, the Audit and Committee met on six occasions and acted by written consent on one occasion. For more information in relation to the determination of which of our directors are considered independent under the Marketplace Rules of the Nasdaq Stock Market, refer to the section above titled “Corporate Governance”.

The Board has determined that Ms. Smith qualifies as an “audit committee financial expert”, as defined under the rules and regulations of the Securities and Exchange Commission.

Report of the Audit and Compliance Committee

The Audit and Compliance Committee’s primary role is to assist the Board of Directors in fulfilling its responsibility for oversight of the Company’s financial and accounting operations.

In discharging its responsibility for oversight of the audit process, the Committee obtained from the independent auditor, PricewaterhouseCoopers, the written disclosure and the letter required by applicable requirements of the Public Company Accounting Oversight Board. Such disclosure describes any relationships between the auditor and the Company that might bear on the auditor’s independence consistent with the Independent Standards Board Rule 3526, “Communication with Audit Committees Concerning Independence, of the Public Company Accounting Oversight Board” (“PCAOB”). The Company has discussed with the auditor any relationships that might impact the auditor’s objectivity and independence and satisfied itself as to the auditor’s independence.

The Committee discussed and reviewed with the independent auditor the communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 16, “Communication with Audit and Compliance Committees”, as amended, and discussed and reviewed the results of the independent auditor’s examination of the financial statements for the fiscal year ended December 31, 2017.

The Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2017, with management and the independent auditor. Management has the responsibility for preparation of the Company’s financial statements and the independent auditor has the responsibility for examination of those statements. Based upon the above-mentioned review and discussions with management and the independent auditor, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the SEC.

By the Audit and Compliance Committee:

Judith Smith (Chairperson)

David Hoey

Marshal Heinberg

Remuneration and Nomination Committee

The Remuneration and Nomination Committee is governed by a formal charter, a copy of which is available on our website at www.universalbiosensors.com. The primary functions of the Remuneration and Nomination Committee are to develop and facilitate a process for Board and Director evaluation, assess the availability of Board candidates, make specific recommendations to the Board on remuneration and incentive plans for Directors and senior management, advise the Board on the recruitment, retention and termination policies for senior management and undertake a review of the Chief Executive Officer’s performance, at least annually, including recommending to the Board the Chief Executive Officer’s goals for the coming year and reviewing progress in achieving those goals. The Committee does not have any express right to delegate its authority but may do so on special authority from the Board.

The current members of the Remuneration and Nomination Committee are Mr. Craig Coleman (Chairman), Mr. Marshall Heinberg and Ms. Judith Smith. Mr. David Hoey ceased to be a member of the Remuneration and Nomination Committee on September 21, 2017 and Ms. Judith Smith became a member of the Remuneration and Nomination Committee on the same date. The Board has determined that Mr. Heinberg and Ms. Smith meet the criteria for being independent under the Marketplace Rules of the Nasdaq Stock Market and ASX principles and guidance. We have determined that Mr. Coleman is not independent as defined under the Marketplace Rules of the Nasdaq Stock Market and ASX principles and guidance because he is an executive officer of Viburnum Funds Pty Ltd, which together with its associated funds and entities holds in excess of 10% of our shares. Accordingly, we do not satisfy the ASX principles and guidance that the Chairperson be an independent director. The Remuneration and Nomination Committee met on two occasions during the year ended December 31, 2017. During the balance of the year, all responsibilities of the Remuneration and Nomination Committee were more appropriately dealt with by our Board of Directors.

If necessary, the Remuneration and Nomination Committee (or the Board acting in its place) may use a variety of methods for identifying and evaluating potential nominees to the Board of Directors. Consideration is given to professional and technical experience of potential nominees including industry and market knowledge, education and skills. Recommendations may come from current Board members, professional search firms, members of management, stockholders or other persons. The Remuneration and Nomination Committee (or the Board acting in its place) will consider recommendations from any reasonable source, including director nominees recommended by stockholders. Stockholders wishing to suggest potential nominees can do so by contacting the Company Secretary. In assessing the qualifications of potential nominees, the Remuneration and Nomination Committee (or the Board acting in its place) may rely on personal interviews or discussions with the candidate and others familiar with the candidate’s professional background, on third party reference checks and on such other diligence information as is reasonably available.

Nominations of persons for election to our Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors in accordance with the requirements of our amended and restated certificate of incorporation and amended and restated bylaws. Stockholders wishing to appoint a director must give timely notice thereof in proper written form. To be timely, a stockholder’s notice in the form required by our amended and restated certificate of incorporation and bylaws must be delivered to or mailed and received at our principal executive offices: (a) in the case of an annual meeting, not less than 90 days and not more than 120 days prior to the anniversary date of the immediately preceding annual meeting, provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting is given; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting is given.

“See also “Other Matters — 2019 Stockholder Proposals”

Director Selection Process

As discussed above, it is the intention of our Board of Directors that we have a standing Remuneration and Nomination Committee that is responsible for assembling a group of nominees that, taken together, have the background, experience, qualifications, attributes and skills appropriate for functioning as a board. The Remuneration and Nomination Committee (or the Board, as applicable) periodically reviews the size and composition of the Board and determines whether to add or replace directors. We look for certain characteristics common to all Board members, including strong professional reputation, integrity, record of achievement and the ability and commitment to devote sufficient time and energy to the Board. We seek to nominate candidates who bring diverse backgrounds, skills, experience and perspectives to the Board. Diversity relating to background, skill, experience and perspective is one factor considered in the nomination process, and the Company has adopted a formal policy relating to diversity. Additionally, we seek to include at least one member of the Audit and Compliance Committee who qualifies as an “audit committee financial expert”.

Compensation Committee Interlocks and Insider Participation

None of our executive officers other than Mr. Legleiter and Mr. Denver while he was Interim Chief Executive Officer, participated in deliberations with respect to executive officer compensation. Mr. Legleiter and Mr. Denver were absent from all discussions and votes in relation to their compensation as Chief Executive Officer and Interim Chief Executive Officer, respectively.

Other than as described below, none of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our board of directors or compensation committee. Mr. Hoey is the chief executive officer of Vaxxas, Inc. Mr. Denver is an independent non-executive director of Vaxxas, Inc. and is the Chairman of audit and remuneration committee of Vaxxas, Inc. Other than acting as directors, none of the members of our Remuneration and Nomination Committee have within the past three years have been an officer or employee of us or one of our subsidiaries, except Mr. Denver when he was Executive Chairman.

For more information on the Committee’s (or, as applicable, the Board acting in its place) processes and procedures for the consideration and determination of executive and director compensation, see “Executive Compensation — Compensation Discussion and Analysis” and “Compensation of Directors.”

Compensation of Directors

The following table provides information about the compensation of our non-executive directors for the year ended December 31, 2017.

Name	Fees Earned or Paid in Cash A$	Aggregate Grant Date Fair Value of Stock Awards A$	Aggregate Grant Date Fair Value of Option Awards A$	Non-Equity Incentive Plan Compensation A$	Change in Pension Value and Non-qualified Deferred Compensation Earnings A$	All Other Compensation(1) A$	Total A$
Denis Hanley(2)	35,968	—	—	—	—	3,417	39,385
Marshall Heinberg(3)	56,250	—	—	—	—	435	56,685
Judith Smith(4)	58,252	—	—	—	—	5,534	63,786
David Hoey(5)	58,750	—	—	—	—	—	58,750
Craig Coleman(6)	100,054	—	—	—	—	9,505	109,559

(1)	Represents superannuation payment of 9.50% of base pay. Marshall Heinberg and David Hoey are not residents for Australian tax purposes and therefore only receive superannuation when they attend meetings held in Australia.

(2)	Mr. Denis Hanley ceased to be a board member and Chairman of the Audit and Compliance Committee on August 7, 2017.

(3)	Mr. Marshall Heinberg became a member of the Audit and Compliance Committee on September 21, 2017.

(4)	Ms. Judith Smith became the Chairperson of the Audit and Compliance Committee on August 7, 2017 and a member of the Remuneration and Nomination Committee on September 21, 2017.

(5)	Mr. David Hoey ceased to be a member of the Remuneration and Nomination Committee on September 21, 2017.

(6)	Mr. Craig Coleman was appointed as the non-executive Chairman on August 7, 2017.

Our Remuneration and Nomination Committee makes recommendations to the Board of Directors with respect to the remuneration and benefits provided to directors and executive officers. The Remuneration and Nomination Committee met on two occasions during the year ended December 31, 2017. During the balance of the year, all responsibilities of the Remuneration and Nomination Committee were more appropriately dealt with by our Board of Directors. The Board of Directors determines what levels of director remuneration and benefits are appropriate. Pursuant to the ASX Listing Rules, our stockholders have approved an aggregate remuneration pool available to non-executive directors of A$700,000 per annum. The annual remuneration payable to our non-executive directors is currently comprised of (pro-rated depending on the time of service):

•	a base fee of A$150,000 per annum for the Chairperson and A$50,000 for other non-executive directors;

•	an additional fee for directors serving on sub-committees, currently A$5,000 per annum and an additional A$5,000 for each Chairperson of such sub-committee; and

•	statutory superannuation for the independent non-executive directors, which is 9.50% of the base fee (other than Messrs. Heinberg and Hoey, who being non-resident for Australian tax purposes, only receive superannuation when they attend meetings held in Australia).

In addition, a director may be paid all traveling and other expenses properly incurred in attending meetings of directors or committees or stockholder meetings or otherwise in connection with the execution of his or her duties.

Code of Ethics

We have adopted a Code of Ethics for our Chief Executive Officer and Chief Financial Officer. The Code of Ethics is available on our website at www.universalbiosensors.com. We will provide a copy of our Code of Ethics, without charge, upon request to our Company Secretary at the Company’s executive offices, 1 Corporate Avenue, Rowville VIC 3178 (companysecretary@universalbiosensors.com). We intend to satisfy any disclosure requirement under item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Ethics for our Chief Executive Officer and Chief Financial Officer, by posting such information on our website at www.universalbiosensors.com.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Principles used to determine the nature and amount of remuneration

The objective of our executive reward framework is to ensure the reward for performance is competitive and appropriate for the results delivered. The framework aligns executive reward with achievement of strategic objectives and the creation of value for stockholders and conforms to market best practice for delivery of reward. Our performance depends upon the quality of our directors and executives. In order to attract, motivate and retain highly skilled directors and executives, we use a combination of the following principles in our remuneration framework:

•	provide competitive remuneration to attract, motivate and retain high caliber directors and executives with appropriate skills and experience;

•	remunerate with a mix of short and long term components;

•	remunerate executives according to individual performance and pre-determined benchmarks through cash bonuses; and

•	link executive remuneration to stockholder value through options.

The Remuneration and Nomination Committee (or in its absence, the Board) has processes in place to review the performance of our senior executives. The Remuneration and Nomination Committee met on two occasions during the year ended December 31, 2017. During the balance of the year, all responsibilities of the Remuneration and Nomination Committee were more appropriately dealt with by our Board of Directors. Our Remuneration and Nomination Committee (or in its absence, the Board of Directors) takes into consideration elements such as the following in setting compensation policies:

•	comparison against publically available information;

•	regulatory requirements;

•	rate of employee turnover;

•	content and effectiveness of our employee training;

•	results of any employee surveys; and

•	ability to retain and attract new employees.

Corporate performance is also taken into account in setting compensation policies and making compensation decisions.

Our executive remuneration is comprised of separate and distinct components. The framework provides a mix of fixed pay and a blend of short and long-term incentives. The executive remuneration framework for the year ended December 31, 2017 had the following components:

•	base pay;

•	short-term and long-term incentives through participation in our employee stock option plan (“Employee Option Plan”), including through the use of market price employee stock options through participation in our Employee Share Plan, through the use of Restricted Shares, in lieu of cash bonuses; and

•	superannuation.

Historically, executive remuneration has included cash bonuses. Following the Board of Directors’ review of our executive remuneration in 2015, with a view to preserving our cash reserves, the Board determined that for a period of three years from January 1, 2016:

•	base pay would be frozen;

•	cash bonuses would be replaced with short-term and long-term incentives through participation in our Employee Option Plan, including through the use of market price employee stock options or options which have an exercise price which exceeds the market price at the time of grant, and through participation in our Employee Share Plan, including through the use of Restricted Shares.

Following the appointment of a Chief Executive Officer and the Board of Directors’ review of our executive remuneration in 2017, the Board of Directors, following a proposal by the Chief Executive Officer, determined that for the year ending December 31, 2018:

•	base pay would continue to be frozen until the end of the fiscal year;

•	a cash bonus pool structure would be introduced whereby cash bonuses would be payable to all employees from a defined pool upon the achievement of specific company-wide pre-determined milestones; and

•	there would be no employee stock options granted or Restricted Shares issued.

The combination of these comprise the executive’s total remuneration.

Base pay

Executives are offered a base pay that comprises the fixed component of their remuneration. Base pay is structured as a total employment cost package, which may be delivered as a combination of cash and prescribed non-financial benefits at the executive’s discretion. Base pay is provided to meet competitive salary norms, with a goal of achieving salary levels competitive with those offered to executives by a comparison group of companies that were selected on the basis that they were ASX-listed and/or in the medical devices/life sciences sector or are otherwise considered comparable. A relevant understanding of salary levels for similarly situated executives can be achieved from the public domain including annual reports of comparison ASX-listed companies and publicly available remuneration surveys from recruitment firms or other human resources and remuneration consultants and remuneration databases. Base pay for senior executives is reviewed annually to ensure the executive’s pay is competitive with the market. In 2015 the Board of Directors engaged a professional compensation consultant to review the total remuneration for our named senior executives with respect to remuneration for the fiscal year ended December 31, 2016. As noted above, after consideration of the consultant’s review, the Board of Directors decided to freeze the base salaries of executives for three years from January 1, 2016. The decision was based on market factors and the company’s cash management needs. There is no guaranteed base pay increase included in any senior executive’s contract. In setting base salaries, consideration is given to salary compensation of executive officers within our industry and the performance of the executive in the previous year. It is the intention of the Board of Directors to pay base salaries to our executive officers that are commensurate with their qualifications and demonstrated performance and that bring continuing and increasing value to our stockholders.

Short-term incentives — Cash bonuses

As noted above, our executive remuneration framework for the year ended December 31, 2017 provides for short-term and long-term incentives in the form of participation in our Employee Option Plan and Employee Share Plan in lieu of cash bonuses. When we have utilized cash bonuses in the past, if an executive achieves pre-determined milestones as set by the Remuneration and Nomination Committee (or in its absence, the Board), a cash bonus, up to a maximum amount for each executive as set by the Remuneration and Nomination Committee (or Board of Directors), may be paid to the relevant executive. When cash bonuses have been payable, the cash bonuses are awarded for superior performance against short-term goals. As noted above, a cash bonus pool structure will apply for the year ended December 31, 2018 whereby discrete cash bonuses would be payable to all employees from a defined pool upon the achievement of specific company-wide pre-determined milestones.

Short-term incentives — Employee options

The Employee Option Plan was adopted in 2004 and approved by our stockholders in October 2006. The Employee Option Plan permits our Board to grant employee stock options to our employees.    The total number of options that may be granted under the Employee Option Plan is the maximum amount permitted by law and the ASX Listing Rules and the limits imposed on our authorized capital in our amended and restated certificate of incorporation.

The employee options issued as short-term incentives generally vest over a 12 month period subject in each case to the employee’s continued employment at the vesting date. Options granted as a short-term incentive require the executive to remain an employee over vesting period. In addition, the short-term incentive options are also subject to KPI (defined below) vesting conditions. The options granted for executives generally have an exercise price which exceeds the market price at the time of grant.

The Remuneration and Nomination Committee (or Board of Directors) considers the appropriate targets and key performance indicators to link short-term incentives and the number of options to grant as short term incentives (in lieu of bonuses) if targets are met. This includes setting any maximum number of options that may be granted to an executive, and minimum levels of performance to trigger the grant of short-term incentives. The “targets and performance indicators” and “pre-determined milestones” are collectively referred to as key performance indicators (“KPIs”) which are set by the Remuneration and Nomination Committee (or Board of Directors) for the executives each financial year. The KPIs are generally a combination of the following:

•	achieving budgets;

•	regulatory submissions of our products by a specified date;

•	compliance with applicable laws and regulations relating to financial, human resources and quality;

•	managing risks;

•	reaching a certain stage of our product development by a specified date; and

•	achieving other key milestones for our products by a specified date including entering into strategic partnerships for the commercialization of our product and receiving regulatory clearance to sell our product.

The KPIs to be achieved by the executives have not been disclosed. Disclosure of the specific KPIs would require us to disclose market sensitive information, including key dates for our products and the product development stage of our products. Such disclosure would result in competitive harm to our business and that of our business partners.

For the year ended December 31, 2017, the KPIs linked to short-term incentives were based on group, departmental and personal objectives. The KPIs, which are challenging but not unattainable, require performance in achieving specific targets as well as other key, strategic non-financial measures linked to drivers of performance in future reporting periods.

The Remuneration and Nomination Committee (or in its absence, the Board of Directors) is responsible for assessing whether the KPIs are met. To help make this assessment, detailed reports on performance are received from management.

We will not grant employee options in the year ending December 31, 2018 to existing employees. We may grant employee stock options to new employees and, if we do so, we will use similar criteria to that utilized during 2017.

Long-term incentives — Options and Restricted Shares

Our long term incentives for the year ended December 31, 2017 primarily consist of stock option grants under our Employee Option Plan. Our goal is to meet the following objectives:

•	link each participant’s remuneration to our long-term success through the appreciation of stock price;

•	align the interests of our officers with the interests of our stockholders, by linking the long-term value of the compensation to stockholder returns;

•	generally provide annual grants of options that are market competitive; and

•	improve our ability to attract and retain officers.

Historically, the Company has granted market price Employee Options to all of its employees. In 2009, the Company commenced granting zero exercise price employee options (“ZEPOs”) to its senior executive officers.

The Board of Directors decided that for 2016 it would grant market priced options or options having an exercise price which exceeds the market price at the time of grant, instead of cash bonuses and ZEPOs. Other than the grant of stock option awards to the incoming Chief Executive Officer in October 2017, there was no grant of options as long-term incentives for our other executives. The quantum and value of options granted is determined at the time of Board of Directors approval to grant and there is a direct relationship between the value of a stock option granted and the market price of our common stock. We believe that granting stock options is an effective method of motivating our executive and other officers to manage our business in a manner consistent with the interest of our stockholders. The Company may also grant market priced options at the commencement of employment of senior executives to attract suitable candidates.

The grant of stock options to our officers is based primarily on their performance, title and base pay. Options granted since 2010 generally have a seven year term and vest in equal tranches over three years. In addition to time based vesting, options granted in April 2016 had additional KPI vesting requirements and KPI vesting requirements are intended to apply for future grants of options as short-term and long-term incentives. Options granted prior to 2010 also vested over three years, however, they had a ten-year term. Our policies for allocating compensation between long-term incentives (primarily through the granting of options and some use of Restricted Shares) and compensation (base pay and short-term incentives) is to achieve the goals set above. Currently, the allocation between long-term and short-term incentives is determined by the Remuneration and Nomination Committee or Board of Directors.

Stock option awards have generally been granted annually to senior executives and officers in conjunction with the review of the performance of our executive and other officers. As noted above, we will not grant employee stock options in the year ending December 31, 2018 to existing employees. We may grant employee stock options to new employees and, if we do so, we will use similar criteria to that utilized during 2017.

Since 2009, we have also issued Restricted Shares to all employees under our Employee Share Plan. Our Employee Share Plan was adopted by the Board of Directors in 2009. The Employee Share Plan permits our Board to grant shares of our common stock to our employees. The number of shares able to be granted is limited to the amount permitted to be granted at law, the ASX Listing Rules and by the limits on our authorized share capital in our amended and restated certificate of incorporation. All our employees are eligible for shares under the Employee Share Plan. The Company has previously issued A$1,000 worth of Restricted Shares of common stock to each employee of the Company. Restricted Shares were not issued in 2017 and no Restricted Shares will be issued in 2018. The Restricted Shares have the same terms of issue as our existing shares of common stock but are not able to be traded until the earlier of three years from the date on which the shares are issued or the date the relevant employee ceases to be an employee of the Company or any of its associated group of companies.

Other remuneration — Superannuation

As required by Australian law, we contribute to standard defined contribution superannuation funds on behalf of all employees at an amount required by law, currently 9.50% of each such employee’s salary. Superannuation is a compulsory savings program whereby employers are required to pay a portion of an employee’s remuneration to an approved superannuation fund that the employee is typically not able to access until they are retired. We permit employees to choose an approved and registered superannuation fund into which the contributions are paid.

Overview of the compensation process

The composition of compensation for our executive officers includes the following: base pay, cash bonus (excluding 2016 and 2017), stock-based awards (excluding 2018 for existing employees) and superannuation. The elements of executive compensation were discussed at the meetings of our Remuneration and Nomination Committee (or in its absence, the Board) based on proposals put forward by the Chief Executive Officer. During the end or beginning of each year, the Remuneration and Nomination Committee (or in its absence, the Board) discusses the base salaries, stock based awards and cash bonus plans for the applicable year for our executive officers. Under the Listing Rules of ASX, the grant of options or shares to directors as remuneration (who may or may not be executives) requires stockholder approval.

As part of the Remuneration and Nomination Committee’s (or Board of Directors’) process, the Chief Executive Officer meets with our Human Resources Manager and executive officers, and reviews the elements of each executive officer’s (excluding the Chief Executive Officer’s) compensation during the preceding years. The Human Resources Manager and the Chief Executive Officer liaise on compensation recommendations for each of our executive officers (excluding the Chief Executive Officer’s compensation). The Chief Executive Officer then presents their recommendations to the Remuneration and Nomination Committee (or Board of Directors). The Chairman of the Remuneration and Nomination Committee (or Board of Directors) may liaise with the Human Resources Manager whilst reviewing the Chief Executive Officer’s compensation. Our executive officers are not present when our Human Resources Manager makes her recommendations or during deliberations on the compensation of our executive officers.

Additionally, we will seek an advisory vote in relation to compensation from stockholders every year, which we believe will be the most effective means for conducting and responding to such an advisory vote. The Board will consider the outcome of each such stockholders advisory vote. Stockholders approved the resolution relating to the compensation at our general meeting of stockholders in 2017.

Consideration of Results of Prior Year Stockholder “Say-on-Pay” Vote

At the 2017 general meeting, stockholders representing approximately 96.80% of our stock who cast votes, voted in favor of the compensation paid to our named executive officers for 2016. Accordingly, when developing our executive compensation program for 2017 and 2018, we considered the overall level of support as a key factor in our review of the program.

Compensation Committee Report

The Board of Directors has reviewed and discussed the information described under the caption “Compensation Discussion and Analysis” with members of management. Based on this review and discussion with management, the Board of Directors has decided to include the Compensation Discussion and Analysis in this Proxy Statement.

Members of the Board of Directors

Mr. Craig Coleman (Chairman)

Mr. Marshall Heinberg

Ms. Judith Smith

Mr. David Hoey

You should not consider this report to be “soliciting materials” or to be “filed” with the SEC. It also is not subject to the liabilities of section 18 of the Exchange Act. In addition, this report shall not be deemed incorporated by reference into any prior or subsequent filing by us under U.S. federal securities laws, except to the extent that we specifically incorporate it by reference into a document filed by us under U.S. federal securities laws.

Summary Compensation Table

Our named executives are all employed by our wholly owned subsidiary, Universal Biosensors Pty Ltd.

Name and Principal Position	Year	Salary A$	Bonus(1) A$	Aggregate Grant Date Fair Value of Stock Awards(2) A$	Aggregate Grant Date Fair Value of Option Awards(3) A$	All Other Compensation(4) A$	Total A$
Rick Legleiter	2017	102,740	—	—	954,000	9,760	1,066,500
Chief Executive Officer(5)
Andrew Denver	2017	225,000	—	—	—	21,375	246,375
Executive Chairman(6)	2016	273,897	—	—	—	26,020	299,917
	2015	160,000	—	—	—	15,200	175,200
Salesh Balak	2017	345,236	—	—	40,170	32,797	418,203
Chief Financial Officer	2016	345,236	—	2,000	82,400	32,797	462,433
	2015	345,236	56,964	1,000	9,200	38,209	450,609
Alastair Hodges	2017	359,615	—	—	41,340	34,163	435,118
Chief Scientist(7)	2016	359,615	—	2,000	84,800	34,163	480,578
	2015	359,615	26,971	1,000	9,200	36,726	433,512
Garry Chambers	2017	359,615	—	—	41,340	34,163	435,118
Vice President, Operations(8)	2016	359,615	—	2,000	84,800	34,163	480,578
	2015	359,615	28,769	1,000	9,200	36,896	435,480
Adrian Oates	2017	349,626	—	—	40,560	33,214	423,400
Vice President, Quality and Regulatory	2016	349,626	—	2,000	83,200	33,214	468,040
	2015	349,626	33,214	1,000	9,200	36,370	429,410

(1)	Amounts reported in this column represent the cash annual incentive award for performance under our annual incentive plan, which amounts have been approved by our Board of Directors. For 2016 and 2017, cash bonuses have been replaced with short-term and/or long-term incentives through participation in our Employee Option Plan and/or Employee Share Plan.

(2)	In accordance with ASC 718, the fair value of the stock awards has been calculated as the closing price of the Company’s common stock on ASX on the day on which the employee stock awards were granted.

(3)	In accordance with ASC 718, the fair value of the option grants was estimated on the date of each grant using the Trinomial Lattice model.

(4)	Represents superannuation payment calculated as 9.50% of base pay.

(5)	Mr. Legleiter was appointed as Chief Executive Officer on August 7, 2017 commencing October 1, 2017.

(6)	Mr. Denver was appointed as Chief Executive Officer from March 11, 2016 until October 1, 2017 and during that period did not receive directors’ fees in addition to his executive remuneration.

(7)	Dr. Alastair Hodges has given notice of his resignation to the Company which takes effect at the end of his notice period on July 13, 2018. The Company and Dr. Hodges are currently negotiating a consulting agreement under which Dr. Hodges will provide consulting and advisory services to the Company following his official departure.

(8)	Mr. Garry Chambers resigned from the Company on April 12, 2018.

Grants of Plan-Based Awards During 2017

The following table provides information regarding the plan-based awards that we made to the named executive officers during the year ended December 31, 2017.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option/ SAR Awards(2)
		Threshold	Target Grant	Maximum	Threshold	Target(1)	Maximum
Name	Grant Date	A$	A$	A$	#	#	#	#	#	(A$/Sh)	A$
Rick Legleiter(3)	Oct 24, 2017	—	—	—	—	1,600,000	—	—	—	0.50	0.15
	Oct 24, 2017	—	—	—	—	2,700,000	—	—	—	0.60	0.13
	Oct 24, 2017	—	—	—	—	3,300,000	—	—	—	0.80	0.11
Andrew Denver(4)	—	—	—	—	—	—	—	—	—	—	—
Salesh Balak(5)	Feb 28, 2017	—	—	—	—	309,000	—	—	—	0.50	0.13
Alastair Hodges(6)	Feb 28, 2017	—	—	—	—	318,000	—	—	—	0.50	0.13
Garry Chambers(7)	Feb 28, 2017	—	—	—	—	318,000	—	—	—	0.50	0.13
Adrian Oates(8)	Feb 28, 2017	—	—	—	—	312,000	—	—	—	0.50	0.13

(1)	The equity incentive plan awards include options awarded to named executives that generally have a time based vesting provided the predetermined KPI’s are achieved.

(2)	The fair value of the option grants were estimated on the date of each grant using the Trinomial Lattice model.

(3)	Mr. Legleiter was appointed as Chief Executive Officer on August 7, 2017 commencing October 1, 2017.

(4)	Mr. Denver retired as a member of the Board of Directors and our Chairman on August 7, 2017 and retired as the Interim Chief Executive Officer on September 30, 2017.

(5)	Of the 309,000 options granted on February 28, 2017, 216,300 options vested whilst the remaining 92,700 options lapsed as at December 31, 2017.

(6)	Of the 318,000 options granted on February 28, 2017, 95,400 options vested whilst 222,600 options lapsed as at December 31, 2017. Dr. Alastair Hodges has given notice of his resignation to the Company which takes effect at the end of his notice period on July 13, 2018. The Company and Dr. are currently negotiating a consulting agreement under which Dr. Hodges will provide consulting and advisory services to the Company following his official departure.

(7)	Of the 318,000 options granted on February 28, 2017, 95,400 options vested whilst 222,600 options lapsed as at December 31, 2017. Mr. Garry Chambers resigned from the Company on April 12, 2018.

(8)	Of the 309,000 options granted on February 28, 2017, 93,600 options vested whilst 218,400 options lapsed at December 31, 2017.

Narrative disclosure to summary compensation table and grants

Employee Option Plan

The Employee Option Plan was adopted by the Board of Directors in 2004 and approved by our stockholders in October 2006. The Employee Option Plan permits our Board to grant stock options to our employees. The number of employee options able to be granted is limited to the amount permitted to be granted at law, the ASX Listing Rules and by the limits on our authorized share capital in our amended and restated certificate of incorporation. The ASX Listing Rules generally prohibit companies whose securities are quoted on the ASX from issuing securities exceeding 15% of issued share capital in any 12 month period, without stockholder approval.

Broadly speaking, options are issued to staff under three categories — options to new staff, options to existing staff as short-term incentives and options to existing staff as long-term incentives.

Options granted to new staff: Options to new staff are generally granted within the year they commence employment and are typically market price Employee Options. The number of options to be granted as part of a recurring grant of options is determined within salary bands.

Options granted as short-term incentives: Options may be granted to employees, which may be market priced or have an exercise price which exceeds the market price at the time of grant, which are subject to vesting based on achievement of predetermined key performance indicators. These key performance indicators are generally expected to be achieved within twelve months of grant date. As noted above, we will not grant employee stock options to existing employees in 2018.

Options granted to staff as long-term incentives: Options may be granted to employees, which may be market priced or have an exercise price which exceeds the market price at the time of grant, which are subject to vesting based on achievement of predetermined key performance indicators. These key performance indicators are generally expected to be achieved after twelve months of grant date. As noted above, we will not grant employee stock options to existing employees in 2018.

When exercisable, each option is convertible into one share of common stock at an exercise price determined on the date of grant. The exercise price is determined by the Board at the time of approval of grant. The exercise price may be in excess of the closing price of the Company’s common stock on ASX at the grant date or they may be calculated as the closing price of the Company’s common stock on ASX on the day on which the employee options were granted. If the latter, generally the exercise price of the market price options are calculated as the average closing price of the Company’s common stock on the ASX on the five days on which the Company’s common stock traded prior to the approval of grant. The Company has also granted certain options with a zero exercise price. The contractual life of each option granted is between five and ten years. No option holder has any right under the option to participate in any other issues of shares of our common stock or any other entity without first having exercised the options. Any exercise conditions must be satisfied before the options vest and become capable of exercise. All our options have been subject to time based vesting over either three or four years (depending on the year in which they were granted). In addition, the options granted to senior executives may also be subject to the achievement of specified predetermined key performance indicators. Exercise conditions are determined by the Board at the time of grant of the options. This determination would typically follow a recommendation from the Remuneration and Nomination Committee. To date, we have not extended or undertaken any other modifications to outstanding options. In 2007, the exercise price of all employee options on issue at that time were adjusted in accordance with a formula set out in the ASX Listing Rules as a result of a renounceable rights issue capital raising undertaken by the Company. The Company has not otherwise repriced any of its options. The options lapse on such date determined by the Board at the time of grant or earlier in accordance with the Employee Option Plan. Options may be subject to adjustment in the event of a stock split, stock dividend, consolidation or other change in the structure of our capitalization. Options carry no dividend or voting rights. With respect to options granted to named executives after 2009, the shares issued to those executives on exercise of their employee options are not able to be traded for a period up to four years from the grant date following which time the Board of Directors (or its delegate) must grant approval to trade, which may be granted or withheld at its sole discretion, for the shares to be traded. The shares become immediately tradable if the named executive ceases to be an employee of the Company and its associated group of companies.

Employee Share Plan

Our Employee Share Plan was adopted by the Board of Directors in 2009. The Employee Share Plan permits our Board to grant shares of our common stock to our employees. The number of shares able to be granted is limited to the amount permitted to be granted at law, the ASX Listing Rules and by the limits on our authorized share capital in our amended and restated certificate of incorporation. All our employees are eligible for shares under the Employee Share Plan. As noted above, we have not issued Restricted Shares in 2017 and will not issue Restricted Shares in 2018. The Restricted Shares have the same terms of issue as our existing shares of common stock but are not able to be traded until the earlier of three years from the date on which the Restricted Shares are issued or the date the relevant employee ceases to be an employee of the Company or any of its associated group of companies.

Executive Service Agreements

Remuneration and other terms of employment for the executive officers are formalized in executive service agreements. The material terms and conditions of each of the employment agreements with our executive officers who continued to serve at December 31, 2017 are substantially similar, a summary of which material terms and conditions is set out below:

•	the executive must devote his time and attention exclusively to our business and affairs, unless otherwise approved by us;

•	the executive is bound by customary confidentiality, intellectual property assignment and non-competition clauses;

•	the executive’s salary is to be reviewed on an annual basis (noting that the Remuneration and Nomination Committee has placed a three year freeze from January 1, 2016 on salary increases for executives to preserve cash resources);

•	the executive may be entitled to a discretionary cash bonus or be granted stock options under the Employee Option Plan as recommended by the Remuneration and Nomination Committee (or in its absence, the Board of Directors) and determined by our Board of Directors from time to time. Mr. Legleiter’s executive services agreement provides that subject to the approval of the Board of Directors, Mr. Legleiter is eligible to participate in an approved short term incentive plan for a cash bonus up to 50% of Mr. Legleiter’s salary;

•	each party has the right to terminate the agreement by giving three months’ notice to the other party or, in the case of Mr. Legleiter’s agreement, with six months’ notice;

•	we may also summarily terminate the agreement, at any time with notice, for certain specified forms of misconduct;

•	each agreement, with the exception of the agreement with Dr. Oates, will terminate automatically on a date specified in the executive employment agreement unless extended by us from time to time. If the parties whose contracts have fixed end dates do not expressly extend the agreement, the executive’s employment will automatically extend for a further 12 months on the same terms. Dr. Oates’ agreement does not have a specific end date and terminates with notice in accordance with its terms; and

•	we have agreed to provide Mr. Legleiter a one time relocation sum of $50,000 and a further $25,000 if Mr. Legleiter’s employment is terminated prior to 1 October 2020 by virtue of performance. We have also agreed to provide an allowance of $6,000 for the costs of Mr. Legleiter’s private health insurance.

Subject to applicable law, other than ongoing salary payments during the notice period and any outstanding annual leave and long service leave entitlements, no additional payments are payable on termination or change of control.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information as of December 31, 2017 regarding equity awards, including unexercised stock options that had not vested, for each of the named executive officers.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price (A$)	Option Expiration Date
Rick Legleiter(1)	—	1,600,000	—	0.50	October 23, 2022
	—	2,700,000	—	0.60	October 23, 2022
	—	3,300,000	—	0.80	October 23, 2022
Andrew Denver(2)	—	—	—	—	—
Salesh Balak(3)	73,334	—	—	—	June 28, 2019
	100,000	—	—	1.72	November 9, 2019
	25,000	—	—	—	November 17, 2018
	25,000	—	—	—	November 12, 2019
	40,000	—	—	—	December 11, 2020
	40,000	—	—	—	January 29, 2022
	721,000	309,000	—	0.50	April 20, 2023
	216,300	—	—	0.50	February 27, 2024
Alastair Hodges(4)	105,000	—	—	—	June 28, 2019
	100,000	—	—	1.72	November 9, 2019
	25,000	—	—	—	November 17, 2018
	25,000	—	—	—	November 12, 2019
	40,000	—	—	—	December 11, 2020
	40,000	—	—	—	January 29, 2022
	742,000	318,000	—	0.50	April 20, 2023
	95,400	—	—	0.50	February 27, 2024
Garry Chambers(5)	105,000	—	—	—	June 28, 2019
	100,000	—	—	1.72	November 9, 2019
	25,000	—	—	—	November 17, 2018
	25,000	—	—	—	November 12, 2019
	40,000	—	—	—	December 11, 2020
	40,000	—	—	—	January 29, 2022
	742,000	318,000	—	0.50	April 20, 2023
	95,400	—	—	0.50	February 27, 2024
Adrian Oates(6)	105,000	—	—	—	June 28, 2019
	100,000	—	—	1.72	November 9, 2019
	25,000	—	—	—	November 17, 2018
	25,000	—	—	—	November 12, 2019
	40,000	—	—	—	December 11, 2020
	40,000	—	—	—	January 29, 2022
	728,000	312,000	—	0.50	April 20, 2023
	93,600	—	—	0.50	February 27, 2024

(1)	Mr. Legleiter was appointed as Chief Executive Officer on August 7, 2017 commencing October 1, 2017. Of the options expiring on October 23, 2022, the options will vest and become exercisable on October 23, 2020.

(2)	Mr. Denver retired as a member of the Board of Directors and our Chairman on August 7, 2017 and retired as the Interim Chief Executive Officer on September 30, 2017.

(3)	a.

Of the options expiring on June 28, 2019, 35,000 options vested and became exercisable on December 31, 2012, 25,000 options vested and became exercisable on December 31, 2013 and 13,334 options vested and became exercisable on December 31, 2014.

b.	Of the options expiring on November 9, 2019, the options vested and became exercisable in three equal tranches on December 31, 2010, 2011 and 2012.

c.	Of the options expiring on November 17, 2018, 8,333 options vested and became exercisable on December 31, 2012, and 2013, and 8,334 options vested and became exercisable on December 31, 2014.

d.	Of the options expiring on November 12, 2019, 8,333 of the options vested and became exercisable on December 31, 2013, 8,333 of the options vested and became exercisable on December 31, 2014 and 8,334 of the options vested and became exercisable on December 31, 2015.

e.	Of the options expiring on December 11, 2020, 13,333 of the options vested and became exercisable on December 31, 2014, 13,333 of the options vested and became exercisable on December 31, 2015 and 13,334 of the options vested and became exercisable on December 31, 2016.

f.	Of the options expiring on January 29, 2022, vesting is subject to achievement of the following time-based and KPI hurdles: (i) subject to the relevant holder being an eligible participant under the employee option plan at the relevant time, 13,333 of the options are capable of vesting on December 31, 2015 and 2016 and 13,334 of the options are capable of vesting on December 31, 2017; and (ii) in addition, for any options to vest and become exercisable, the Xprecia StrideTM Coagulation Analyzer must have been launched in the United States. All the options vested and became exercisable in May 2017 upon the launch of the Xprecia StrideTM Coagulation Analyzer in the United States.

g.	Of the options expiring on April 20, 2023, vesting is subject to achievement of five specified team-based corporate results and events. Of the five, four of the specified team-based corporate results and events were achieved as at December 31, 2017, carrying a combined weighting of 70%. The other specified team-based corporate event, carrying a weighting of 30% have not vested and remains unexercisable as at December 31, 2017.

h.	Of the options expiring on February 27, 2024, all the options vest and become exercisable on December 31, 2017 subject to achievement of specified team-based corporate results and events. Specified team-based corporate results and events which carried a combine value of 216,300 options were achieved as at December 31, 2017. The other specified team-based corporate results and events, carrying a combined value of 92,700 options, were not achieved and lapsed as at December 31, 2017.

(4)	Dr. Alastair Hodges has given notice of his resignation to the Company which takes effect at the end of his notice period on July 13, 2018. The Company and Dr. Hodges are currently negotiating a consulting agreement under which Dr. Hodges will provide consulting and advisory services to the Company following his official departure.

a.	Of the options expiring on June 28, 2019, 10,000 options vested and became exercisable on December 31, 2010, 21,666 options vested and became exercisable on December 31, 2011, 35,000 options vested and became exercisable on December 31, 2012, 25,000 options vested and became exercisable on December 31, 2013 and 13,334 options vested and became exercisable on December 31, 2014.

b.	Of the options expiring on November 9, 2019, the options vested and became exercisable in three equal tranches on December 31, 2010, 2011 and 2012.

c.	Of the options expiring on November 17, 2018, 8,333 options vested and became exercisable on December 31, 2012 and 2013 and 8,334 options vested and became exercisable on December 31, 2014.

d.	Of the options expiring on November 12, 2019, 8,333 of the options vested and became exercisable on December 31, 2013, 8,333 of the options vested and became exercisable on December 31, 2014 and 8,334 of the options vested and became exercisable on December 31, 2015.

e.	Of the options expiring on December 11, 2020, 13,333 of the options vested and became exercisable on December 31, 2014, 13,333 of the options vested and became exercisable on December 31, 2015 and 13,334 of the options vested and became exercisable on December 31, 2016.

f.	Of the options expiring on January 29, 2022, vesting is subject to achievement of the following time-based and KPI hurdles: (i) subject to the relevant holder being an eligible participant under the employee option plan at the relevant time, 13,333 of the options are capable of vesting on December 31, 2015 and 2016 and 13,334 of the options are capable of vesting on December 31, 2017; and (ii) in addition, for any options to vest and become exercisable, the Xprecia StrideTM Coagulation Analyzer must have been launched in the United States. All the options vested and became exercisable in May 2017 upon the launch of the Xprecia StrideTM Coagulation Analyzer in the United States.

g.	Of the options expiring on April 20, 2023, vesting is subject to achievement of five specified team-based corporate results and events. Of the five, four of the specified team-based corporate results and events were achieved as at December 31, 2017, carrying a combined weighting of 70%. The other specified team-based corporate event, carrying a weighting of 30% have not vested and remains unexercisable as at December 31, 2017.

h.	Of the options expiring on February 27, 2024, all the options vest and become exercisable on December 31, 2017 subject to achievement of specified team-based corporate results and events. Specified team-based corporate results and events which carried a combine value of 95,400 options were achieved as at December 31, 2017. The other specified team-based corporate results and events, carrying a combined value of 222,600 options, were not achieved and lapsed as at December 31, 2017.

(5)	Mr. Garry Chambers resigned from the Company on April 12, 2018.

a.	Of the options expiring on June 28, 2019, 10,000 options vested and became exercisable on December 31, 2010, 21,666 options vested and became exercisable on December 31, 2011, 35,000 options vested and became exercisable on December 31, 2012, 25,000 options vested and became exercisable on December 31, 2013 and 13,334 options vested and became exercisable on December 31, 2014.

b.	Of the options expiring on November 9, 2019, the options vested and became exercisable in three equal tranches on December 31, 2010, 2011 and 2012.

c.	Of the options expiring on November 17, 2018, 8,333 options vested and became exercisable on December 31, 2012 and 2013 and 8,334 vested and became exercisable on December 31, 2014.

d.	Of the options expiring on November 12, 2019, 8,333 of the options vested and became exercisable on December 31, 2013, 8,333 of the options vested and became exercisable on December 31, 2014 and 8,334 of the options vested and became exercisable on December 31, 2015.

e.	Of the options expiring on December 11, 2020, 13,333 of the options vested and became exercisable on December 31, 2014, 13,333 of the options vested and became exercisable on December 31, 2015 and 13,334 of the options vested and became exercisable on December 31, 2016.

f.	Of the options expiring on January 29, 2022, vesting is subject to achievement of the following time-based and KPI hurdles: (i) subject to the relevant holder being an eligible participant under the employee option plan at the relevant time, 13,333 of the options are capable of vesting on December 31, 2015 and 2016 and 13,334 of the options are capable of vesting on December 31, 2017; and (ii) in addition, for any options to vest and become exercisable, the Xprecia StrideTM Coagulation Analyzer must have been launched in the United States. All the options vested and became exercisable in May 2017 upon the launch of the Xprecia StrideTM Coagulation Analyzer in the United States.

g.	Of the options expiring on April 20, 2023, vesting is subject to achievement of five specified team-based corporate results and events. Of the five, four of the specified team-based corporate results and events were achieved as at December 31, 2017, carrying a combined weighting of 70%. The other specified team-based corporate event, carrying a weighting of 30% have not vested and remains unexercisable as at December 31, 2017. The options carrying a weighting of 30% however lapsed when Mr. Chambers resigned from the Company on April 12, 2018.

h.	Of the options expiring on February 27, 2024, all the options vest and become exercisable on December 31, 2017 subject to achievement of specified team-based corporate results and events. Specified team-based corporate results and events which carried a combine value of 95,400 options were achieved as at December 31, 2017. The other specified team-based corporate results and events, carrying a combined value of 222,600 options, were not achieved and lapsed at December 31, 2017.

(6)	a.

Of the options expiring on June 28, 2019, 10,000 options vested and became exercisable on December 31, 2010, 21,666 options vested and became exercisable on December 31, 2011, 35,000 options vested and became exercisable on December 31, 2012, 25,000 options vested and became exercisable on December 31, 2013 and 13,334 options vested and became exercisable on December 31, 2014.

b.	Of the options expiring on November 9, 2019, the options vested and became exercisable in three equal tranches on December 31, 2010, 2011 and 2012.

c.	Of the options expiring on November 17, 2018, 8,333 options vested and became exercisable on December 31, 2012 and 2013 and 8,334 options vested and became exercisable on December 31, 2014.

d.	Of the options expiring on November 12, 2019, 8,333 of the options vested and became exercisable on December 31, 2013, 8,333 of the options vested and became exercisable on December 31, 2014 and 8,334 of the options vested and became exercisable on December 31, 2015.

e.	Of the options expiring on December 11, 2020, 13,333 of the options vested and became exercisable on December 31, 2014, 13,333 of the options vested and became exercisable on December 31, 2015 and 13,334 of the options vested and became exercisable on December 31, 2016.

f.	Of the options expiring on January 29, 2022, vesting is subject to achievement of the following time-based and KPI hurdles: (i) subject to the relevant holder being an eligible participant under the employee option plan at the relevant time, 13,333 of the options are capable of vesting on December 31, 2015 and 2016 and 13,334 of the options are capable of vesting on December 31, 2017; and (ii) in addition, for any options to vest and become exercisable, the Xprecia StrideTM Coagulation Analyzer must have been launched in the United States. All the options vested and became exercisable in May 2017 upon the launch of the Xprecia StrideTM Coagulation Analyzer in the United States.

g.	Of the options expiring on April 20, 2023, vesting is subject to achievement of five specified team-based corporate results and events. Of the five, four of the specified team-based corporate results and events were achieved as at December 31, 2017, carrying a combined weighting of 70%. The other specified team-based corporate event, carrying a weighting of 30% have not vested and remains unexercisable as at December 31, 2017.

h.	Of the options expiring on February 27, 2024, all the options vest and become exercisable on December 31, 2017 subject to achievement of specified team-based corporate results and events.

Specified team-based corporate results and events which carried a combine value of 93,600 options were achieved as at December 31, 2017. The other specified team-based corporate results and events, carrying a combined value of 218,400 options, were not achieved and lapsed at December 31, 2017.

Option Exercises and Stock Vested

The following table provides information during fiscal year 2017 regarding exercises of stock options, SARs or similar instruments, or vesting of stock, including restricted stock, restricted stock units or similar instruments, by any named executive officer.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (A$)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (A$)
Rick Legleiter(1)	—	—	—	—
Andrew Denver(2)	—	—	—	—
Salesh Balak	16,667	6,167	—	—
Alastair Hodges(3)	25,000	9,250	—	—
Garry Chambers(4)	25,000	9,250	—	—
Adrian Oates	41,667	16,083	—	—

(1)	Mr. Legleiter was appointed as Chief Executive Officer on August 7, 2017 commencing October 1, 2017.

(2)	Mr. Denver retired as a member of the Board of Directors and our Chairman on August 7, 2017 and retired as the Interim Chief Executive Officer on September 30, 2017.

(3)	Dr. Alastair Hodges has given notice of his resignation to the Company which takes effect at the end of his notice period on July 13, 2018. The Company and Dr. Hodges are currently negotiating a consulting agreement under which Dr. Hodges will provide consulting and advisory services to the Company following his official departure.

(4)	Mr. Garry Chambers resigned from the Company on April 12, 2018.

Pension benefits

We do not provide pension benefits to our named executives. Instead, as required by Australian law, we contribute to standard defined contribution superannuation funds on behalf of all employees of our Australian subsidiary at an amount up to 9.50% of each such employee’s salary. Superannuation is a compulsory savings program whereby employers are required to pay a portion of an employee’s remuneration to an approved superannuation fund that the employee is typically not able to access until they are retired. We permit employees to choose an approved and registered superannuation fund into which the contributions are paid.

In relation to our Canadian subsidiary, we provide the eligible employees a retirement plan through Sun Life Assurance Company of Canada. The retirement plan includes a Registered Retirement Savings Plan (“RRSP”) and Deferred Profit Sharing Plan (“DPSP”). The RRSP is voluntary and the employee contributions are matched by the Company up to a maximum of 5% based on their continuous years of service and placed into the DPSP. The Company contributes 1% to 2% of the employee’s base earnings towards the DPSP. The DPSP contributions are vested immediately.

Non-qualified Defined Contribution and Other Non-qualified Deferred Compensation Plans

We do not maintain any non-qualified defined contribution or deferred compensation plans.

Potential payments upon Termination or Change-in-control

See “Executive Compensation — Narrative disclosure to summary compensation table and grants —Executive Service Agreements.”

Equity Compensation Plan Information

Set out below are details of the Employee Option Plan as at December 31, 2017.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights (A$)	Number of Securities remaining for future issuance
Equity compensation plans approved by security holders
-Employee options (2.a)	22,003,215	0.63	(1)
-Warrants (2.b)	4,500,000	1.00	(1)
Equity compensation plans not approved by security holders	0	0.00	(1)

Total	26,503,215	0.69

(1)	The number of securities able to be granted is limited to the amount permitted to be granted at law, the ASX Listing Rules and by the limits on our authorized share capital in our amended and restated certificate of incorporation. The Listing Rules of ASX generally prohibits companies whose securities are quoted on ASX from issuing securities exceeding 15% of issued share capital in any 12 month period, without stockholder approval.

(2)	The grant of options and the issue of shares to any of our directors require stockholder approval.

a.	The grant of options and the issue of shares to any of our directors require stockholder approval.

b.	In connection with our US$25 million loan facility, we issued to the lenders warrants entitling the holder to purchase up to an aggregate total of 4.5 million shares of UBI’s common stock in the form of CDIs at a price of A$1.00 per share, exercisable at any time until December 19, 2020 (“Warrants”). The holder of a Warrant has the option to pay the exercise price in cash or by making a cashless exercise. The number of shares of common stock to be issued on exercise of the Warrants and/ or the exercise price of the Warrants will be adjusted in certain circumstances including bonus issues, pro-rata issues and reorganizations of share capital.

INDEPENDENT PUBLIC ACCOUNTANTS

Appointment of Independent Registered Public Accounting Firm

Our Audit and Compliance Committee has appointed PricewaterhouseCoopers, Australia as our independent public accountants for the year ended December 31, 2017. Representatives of PricewaterhouseCoopers, Australia will be present at the Meeting, will have the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Audit Fees

PricewaterhouseCoopers, Australia audited our financial statements for the years ended December 31, 2017 and 2016.

	Year Ended December 31
	2017 A$	2016 A$
(a) Audit Fees
Annual Financial Statements	220,198	271,969
Form 10-Q	86,182	84,494

	306,380	356,463
(b) Tax Fees
Tax Returns	45,373	31,122
Other tax Compliance and Advisory Services	(37,036)	60,000

	8,337	91,122

Total	314,717	447,585

Tax fees payable to PricewaterhouseCoopers, Australia and United States are in relation to the review and filing of our tax returns. They also include fees for tax advice we may have sought from time to time.

All audit and non-audit services to be performed by the Company’s independent accountant must be approved in advance by the Audit and Compliance Committee. For audit services, each year the independent accountant provides the Audit and Compliance Committee with an engagement letter outlining the scope of proposed audit services to be performed during the year and the proposed fees, which must be formally accepted by the Committee before the audit commences. Any additional service proposed to be provided after the annual pre-approval process of audit services requires specific pre-approval by Audit and Compliance Committee. The Committee may delegate either general or specific pre-approval authority to any one of the Committee members or the Chief Financial Officer. The member or Chief Financial Officer to whom such authority is delegated must report any pre-approval decisions to the Committee at its next meeting. Accordingly, the Committee pre-approved all of the fees last year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information known to us regarding beneficial ownership of our shares of common stock as of April 23, 2018 by the following persons:

•	each person known by us to be the beneficial owner of more than 5% of our common stock;

•	our executive officers;

•	our directors; and

•	our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the Securities and Exchange Commission and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes options and warrants that are exercisable within 60 days. Information with respect to beneficial ownership has been furnished to us by each director and executive officer. Holders of our CDIs have beneficial ownership of an equivalent number of our shares. Unless otherwise indicated, to our knowledge, each holder of our CDIs possesses sole power to direct CDN how to vote and has investment power over the shares listed, except for shares owned jointly with that person’s spouse.

The table below lists applicable percentage ownership based on 176,498,550 shares of common stock outstanding as of April 23, 2018 and 10,063,372 options to purchase our shares that are exercisable as of April 23, 2018 and within 60 days of this date. Options to purchase our shares that are exercisable within 60 days of April 23, 2018 are deemed to be beneficially owned by the person holding these options for the purpose of computing percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other holder.

For each of the persons listed in the table below, unless otherwise indicated:

•	the shareholding information has been derived from our share register; and

•	address is c/o Universal Biosensors, Inc., 1 Corporate Avenue, Rowville, Victoria 3178.

Name and Address of Beneficial Owner	Number of Shares(1)		Percentage of Class
Rick Legleiter	0	(2)	*
Salesh Balak	1,339,692	(3)	*
Alastair Hodges Ph.D.	4,044,015	(4)	2.28%
Adrian Oates Ph. D.	1,213,437	(5)	*
Marshall Heinberg	20,000	(6)	*
David Hoey	566,414	(7)	*
Judith Smith	100,000	(8)	*
Craig Coleman	220,000	(9)	*
Total Directors and Executives as a group (9 persons)	7,503,558		4.17%
JP Morgan Nominees Australia Ltd	50,066,522	(10)	28.37%
Viburnum Funds Pty Ltd	31,525,653	(11)	17.86%
KFT Investments Pty Ltd	17,975,043	(12)	10.18%

*	Represents beneficial ownership of less than one percent of our outstanding ordinary shares.

(1)	Includes shares issuable pursuant to options exercisable as of April 23, 2018 and within 60 days of this date. The figures represent the amounts last notified to us unless otherwise stated. The relevant stockholders may have acquired or disposed of shares since the last notification that are not reflected.

(2)	The ownership information is based in its entirety on material contained in Form 4 filed with the SEC on October 26, 2017.

(3)	Includes: (i) 93,528 shares in the form of CDIs Mr. Balak holds directly; (ii) 1,240,634 options exercisable as of April 23, 2018 and within 60 days of this date; and (iii) 5,530 restricted fully paid shares.

(4)	Includes: (i) 2,866,085 shares in the form of CDIs Dr. Hodges holds directly; (ii) 5,530 restricted fully paid shares; and (iii) 1,172,400 employee options exercisable as of April 23, 2018 and within 60 days of this date. Dr. Alastair Hodges has given notice of his resignation to the Company which takes effect at the end of his notice period on July 13, 2018. The Company and Dr. Hodges are currently negotiating a consulting agreement under which Dr. Hodges will provide consulting and advisory services to the Company following his official departure.

(5)	Includes: (i) 51,307 shares in the form of CDIs Mr. Oates holds directly; (ii) 1,156,600 options exercisable as of April 23, 2018 and within 60 days of this date; and (iii) 5,530 restricted fully paid shares.

(6)	Shares in the form of CDIs Mr. Heinberg holds directly. The ownership information is based in its entirety on material contained in Form 4 filed with the SEC on October 9, 2013.

(7)	Shares in the form of CDIs Mr. Hoey holds directly. The ownership information is based in its entirety on material contained in Form 4 filed with the SEC on March 19, 2018.

(8)	Shares in the form of CDIs held by a superannuation fund of which Ms. Smith is a member. The ownership information is based in its entirety on material contained in Form 4 filed with the SEC on February 17, 2017.

(9)	Shares in the form of CDIs held by a superannuation fund of which Mr. Coleman is a potential beneficiary. The ownership information is based in its entirety on material contained in Form 4 filed with the SEC on December 29, 2017.

(10)	The address of J P Morgan Nominees Australia Ltd is Locked Bag 20049, Melbourne VIC 3001, Australia.

(11)	The address of Viburnum Funds Pty Ltd is 31 Carrington Street, Nedlands WA 6009. The ownership information is based in its entirety on material contained in Form 4 filed with the SEC on December 29, 2017.

(12)	The address of KFT Investments Pty Ltd is PO Box 506, Lilydale VIC 3140, Australia.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Each of our executive officers is a party to an executive service agreement with us. See “Executive Compensation — Narrative disclosure to summary compensation table and grants — Executive Service Agreements.” In addition, we have entered into indemnification agreements with our directors and certain of our executive officers in addition to the indemnification provided for in our amended and restated certificate of incorporation and our amended and restated by-laws.

In September 2011, we entered into a non-exclusive license agreement with SpeeDx Pty Ltd (“SpeeDx”) pursuant to which SpeeDx granted us a license to use its proprietary MNAzyme technology in the field of molecular diagnostics. Under the agreement we make milestone payments totaling A$500,000 to SpeeDx if certain specified targets are achieved and royalty payments ranging from 5% to 15% of that portion of our sales and licensing revenues arising from SpeeDx technology or products incorporating SpeeDx technology.

The license agreement and the obligation to pay royalties continues until SpeeDx’s patent rights have expired, lapsed, are found to be invalid or are rejected. The agreement will terminate by mutual agreement or by one party for breach or insolvency of the other. SpeeDx may also terminate the license agreement if the research and development on a first licensed product is not completed by UBS within 7 years (subject to certain exceptions), and the Company may terminate if it determines that it does not wish to proceed with further commercialization of SpeeDx’s technology.

Mr. Denver is a director of SpeeDx and up until August 7, 2017 was a director of the Company. With effect from October 1, 2017, Mr. Denver will remain with the Company in an advisory capacity until June 30, 2018.

Mr. Coleman is a Non-Executive Chairman of the Company and Executive Chairman of Viburnum Funds Pty Ltd. Viburnum Funds Pty Ltd, as an investment manager for its associated funds holds a beneficial interest and voting power over approximately 18% of our shares.

Related Party Transaction Policy and Procedure

Pursuant to our Bylaws, a majority of disinterested directors or stockholders will be required to independently consider and approve any material related party transactions involving our executive officers or directors. When considering related party proposals in the past, our Board has formed a sub-committee of disinterested directors to consider each of these proposals on the same basis as if it was an arms-length transaction. Additionally, we will seek approval of stockholders in relation to any material related party transactions as may be required under the Listing Rules of ASX.

2019 Stockholder Proposals

Under Rule 14a-8 under the Securities Exchange Act, some stockholder proposals may be eligible for inclusion in our 2018 proxy statement. These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to our corporate headquarters, care of our Company

Secretary. We must receive all submissions no later than January 4, 2019. We strongly encourage any stockholder interested in submitting a proposal to contact our Company Secretary in advance of this deadline to discuss the proposal. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. The Board reviews all stockholder proposals.

Alternatively, under our Bylaws, if a stockholder does not want to submit a proposal for the 2019 meeting for inclusion in our proxy statement under Rule 14a-8 but wants to bring any other business before a meeting of stockholders, or intends to nominate a person as a candidate for election to the Board directly (rather than through our Remuneration and Nomination Committee or the Board when acting in its place), the stockholder must submit the proposal or nomination to our Company Secretary no earlier than February 25, 2019 and no later than March 27, 2019. However, if the date of the 2019 meeting is changed by more than 30 days from the anniversary of the 2018 meeting, our Company Secretary must receive the notice no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

Stockholders who intend to nominate an individual for election to the Board or to bring any other business before a meeting of stockholders pursuant to our Bylaws must follow the procedures outlined in Sections 4.10 and/or 4.11 of Article IV of our Bylaws. We will not entertain any proposals or nominations at the annual meeting that do not comply with these requirements. Our Bylaws are posted on our website at www.universalbiosensors.com in the “Corporate Governance” section under “Investor information.” To make a submission or to request a copy of our Bylaws, stockholders should contact our Company Secretary.

Other Business

Management is not aware of any matters to be presented for action at the Meeting, except matters discussed in the Proxy Statement. If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors and other persons who beneficially own more than 10% of a registered class of our equity securities file with the SEC reports of ownership and reports of changes in ownership of shares and other equity securities. Such executive officers and directors and other persons who beneficially own more than 10% of a registered class of our equity securities are required by the SEC to furnish us with copies of all Section 16(a) filed by such reporting persons.

Based solely on our review of such forms furnished to us or written representations provided to us by the reporting person, we believe that all filing requirements applicable to our executive officers, directors and other persons who beneficially own more than 10% of a registered class of our equity securities were complied with in the year ended December 31, 2017 other than: (i) a delinquent Form 4 filed for Judith Smith on February 17, 2017 reporting her beneficial ownership following the acquisition of 35,000 shares of the Company’s common stock on February 14, 2017; (ii) a delinquent Form 4 filed for Garry Chambers on March 27, 2017 reporting his beneficial ownership following the acquisition of 3,030 shares of the Company’s common stock on December 28, 2016; (iii) a delinquent Form 4 filed for Salesh Balak on March 27, 2017 reporting his beneficial ownership following the acquisition of 3,030 shares of the Company’s common stock on December 28, 2016; (iv) a delinquent Form 4 filed for Alastair Hodges on March 27, 2017 reporting his beneficial ownership following the acquisition of 3,030 shares of the Company’s common stock on December 28, 2016; (v) a delinquent Form 4 filed for Adrian Oates on March 27, 2017 reporting his beneficial ownership following the acquisition of 3,030 shares of the Company’s common stock on December 28, 2016; (vi) a delinquent Form 4 filed for VF High Conviction Fund on December 29, 2017 reporting its beneficial ownership following the acquisition of 33,613 shares of the Company’s common stock on December 22, 2017; (vii) a delinquent Form 4 filed for VF Strategic Equities Fund on December 29, 2017 reporting its beneficial ownership following the acquisition of 100,838 shares of the Company’s common stock on December 22, 2017; and (viii) a delinquent Form 4 filed for Craig Coleman on December 29, 2017 reporting his beneficial ownership following the acquisition of 134,451 shares of the Company’s common stock on December 22, 2017.

STOCKHOLDER COMMUNICATIONS WITH BOARD OF DIRECTORS

Any stockholder who wishes to send any communications to the Board or to individual directors should deliver such communications to the Company’s executive offices, 1 Corporate Avenue, Rowville VIC 3178, Attention: Company Secretary (companysecretary@universalbiosensors.com). Any such communication should indicate whether the communication is intended to be directed to the entire Board or to a particular director(s), and must indicate the number of shares of common stock beneficially owned by the stockholder. The Company Secretary will forward appropriate communications to the Board and/or the appropriate director(s). Inappropriate communications include correspondence that does not relate to the business or affairs of the Company or the functioning of the Board or its committees, advertisements or other commercial solicitations or communications, and communications that are frivolous, threatening, illegal or otherwise not appropriate for delivery to directors.

AVAILABILITY OF FORM 10-K

We are providing without charge to each person solicited by this Proxy Statement a copy of our Annual Report on Form 10-K, including our financial statements but excluding the exhibits to Form 10-K other than Exhibit 13. The Annual Report includes a list of the exhibits that were filed with the Form 10-K, and we will furnish a copy of any such exhibit to any person who requests it upon the payment of our reasonable expenses in providing the requested exhibit. For further information, please contact our Company Secretary at 1 Corporate Avenue, Rowville VIC 3178 or at companysecretary@universalbiosensors.com. Our Annual Report on Form 10-K and our other filings with the SEC, including the exhibits, are also available for free on the SEC’s Internet site (http://www.sec.gov).

WHERE YOU CAN FIND MORE INFORMATION

We file annual and quarterly reports, proxy statements and other information with the SEC. Stockholders may read and copy any reports, statements or other information that we file at the SEC’s public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our public filings are also available from commercial document retrieval services and at the Internet Web site maintained by the SEC at http://www.sec.gov. The Company’s Annual Report on Form 10-K was mailed along with this Proxy Statement.

For directions to the Meeting, please call +61 (3) 9213 9000.

STOCKHOLDERS SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE THEIR SHARES AT THE MEETING. NO ONE HAS BEEN AUTHORIZED TO PROVIDE ANY INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED APRIL 27, 2018. STOCKHOLDERS SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE.

HOUSEHOLDING

We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, a householding notice will be sent to stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials, and they will receive only one copy of our Annual Report and Proxy Statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees. Each stockholder who participates in householding will continue to receive a separate proxy card. If you participate in householding and wish to receive a separate copy of this proxy statement or the 2016 Annual Report, please make a written request to our Company Secretary at 1 Corporate Avenue, Rowville VIC 3178 or at companysecretary@universalbiosensors.com. A separate copy of this proxy statement and the 2017 Annual Report will be delivered promptly upon request.

If any stockholders in your household wish to begin receiving separate Annual Reports and separate Proxy Statements, they may contact our Company Secretary at +613 9213 9000, 1 Corporate Avenue, Rowville VIC 3178 or at companysecretary@universalbiosensors.com. Other stockholders who have multiple accounts in their names or who share an address with other stockholders can authorize us to discontinue mailings of multiple annual reports and Proxy Statements by calling at +613 9213 9000 or writing to the Company Secretary at 1 Corporate Avenue, Rowville VIC 3178 or by email at companysecretary@universalbiosensors.com.

BY ORDER OF THE BOARD OF DIRECTORS

Craig Coleman

Non-executive Chairman

Universal Biosensors, Inc.

Universal Biosensors, Inc. ARBN 121 559 993 CDI Voting Instruction Form	Share Registry: Boardroom Pty Limited GPO Box 3993 Sydney NSW 2001 Level 12, Grosvenor Place 225 George Street Sydney NSW 2000 Tel: + 61 2 9290 9600 Fax: + 61 2 9290 9655

Name & Address
Barcoded CDI holder
Reference Number

Annual Meeting – June 25, 2018

Your Voting Instructions are being sought so that CHESS Depositary Nominees Pty Ltd (“CDN”) may respond to a proxy solicitation on behalf of the Board of Directors of Universal Biosensors, Inc. (“Company”). The underlying shares represented by these Voting Instructions will be voted as specified by the undersigned. These Voting Instructions revoke any prior Voting Instructions given by the undersigned. Unless authority to vote for one or more of the nominees is specifically withheld, the underlying shares represented by a signed CDI Voting Instruction Form will be voted for the election of the nominated directors, and unless otherwise specified, for proposal 2, even if the designated proxy appointed has an interest in the outcome of the resolutions. The underlying shares will be voted in the discretion of the proxies as to any other matter that may come before the Annual Meeting. However, brokers who are members of a U.S. national securities exchange may not vote or submit instructions to the proxy holders or CDN if the beneficial owner of the shares has not given instructions. You can give your voting instructions either online or by completing and returning this form.

STEP 1:	VISIT www.votingonline.com.au/ubiagm2018
STEP 2:	Enter your Postcode OR Country of Residence (if outside Australia)
STEP 3:	Enter your Voting Access Code (VAC):

Scan QR Code using smartphone QR Reader App

TO VOTE BY COMPLETING CDI Voting Form

   I/We being a holder of CHESS Depositary Interests (“CDIs”) of the Company hereby instruct:

CDN to direct its designated proxy, (mark box with an “X” )	OR the following nominated proxy,
(Enter the name of the person you wish CDN to appoint: (If no nominated proxy is specified above, CDN will direct its designated proxy),

to vote the shares underlying my/our CDI holding at the annual meeting of the Company to be held at 10:00 am Australian Eastern Standard Time on June 25, 2018 at 1 Corporate Avenue, Rowville, VIC 3178, Australia, and at any adjournment of that meeting in respect of the proposals outlined below.

Please mark with an X to indicate your directions.	For	Against	Abstain

Proposal 1 Re-election of Ms. Judith Smith	☐	☐	☐

Proposal 2 Approval of named senior executive compensation	☐	☐	☐

CDI Holders should be aware that under applicable United States rules, abstaining from the vote with respect to proposal 2 has the effect of a vote AGAINST such proposal. By executing this CDI Voting Instruction Form the undersigned hereby authorizes CHESS Depository Nominees Pty Ltd to appoint such proxies or their substitutes to vote in their discretion on such other business as may properly come before the annual meeting. The undersigned acknowledges receipt with this CDI Voting Instruction Form of a copy of the Proxy Statement for the Company’s 2017 Annual Meeting that more fully describe the proposals set forth herein.

PLEASE SIGN HERE	This section must be signed in accordance with the instructions overleaf to enable your directions to be implemented.

Individual or Shareholder 1	Joint Shareholder 2	Date

Sole Director/ Company Secretary	Director

Annual Meeting	Universal Biosensors, Inc.
CDI Voting Instruction Form	ARBN 121 559 993

INSTRUCTIONS FOR COMPLETING THIS FORM

1.	Your vote is important

Holders of CDIs have the right to attend stockholders’ meetings of the Company and to direct CDN, as the holder of record of the underlying shares of common stock represented by their CDIs, how it should vote the underlying shares of common stock represented by their CDIs. If CDN does not receive a direction from a CDI holder as to how to vote the underlying shares represented by those CDIs, those shares will not be voted and will not be considered present at the meeting for quorum purposes.

2.	Instructing CDN to direct your vote

Holders of CDIs who wish to direct CDN how to vote the underlying shares of common stock represented by their CDIs should: (i) vote online by following the instructions at: www.votingonline.com.au/ubiagm2018; or (ii) complete and return this CDI Voting Instruction Form to Boardroom Pty Limited or the Company.

3.	Instructing CDN to nominate a proxy

A holder of CDIs will be entitled to vote at the meeting only if such holder directs CDN to designate such holder as proxy to vote the underlying shares of common stock represented by CDIs held by such holder.

4.	Signing Instructions

Each CDI holder must sign this form as follows in the spaces provided:

Individual:	Where the CDIs are held in one name, the registered CDI holder must sign in the signature box.

Joint Holding:	Where the CDIs are held in joint names, all of the registered CDI holders must sign in the signature boxes.

Power of Attorney:	If you are signing under a Power of Attorney, you must lodge an original or certified photocopy of the appropriate Power of Attorney with your completed CDI Voting Instruction Form.

Companies:	Only duly authorized officer/s can sign on behalf of a company. Please indicate the office held by signing in the appropriate box or boxes.

5.	Lodgement of an Instruction Form

Holders of CDIs who are not attending the meeting must give their voting instructions online or return their duly executed Voting Instructions, via this CDI Voting Instruction Form, to Boardroom Pty Limited or the Company no later than 10:00 a.m. Australian Eastern Standard Time on June 25, 2018 in the manner set out below. Alternatively you may deliver your completed CDI Voting Instruction Form to us at the meeting. If you are entitled to provide voting instructions and you have submitted your instructions online or via a CDI Voting Instruction Form, you may revoke your instructions at any time before the meeting by delivering a written revocation to the Secretary of the Company or by delivering a duly executed proxy or CDI Voting Instruction Form bearing a later date.

Hand deliveries:	Boardroom Pty Limited
Level 12, Grosvenor Place, 225 George Street
Sydney NSW 2000

Postal address:	Boardroom Pty Limited
GPO Box 3993
Sydney NSW 2001

Universal Biosensors, Inc.
1 Corporate Avenue
Rowville VIC 3178

Fax number:	Boardroom Pty Limited on +61 2 9290 9655
Universal Biosensors, Inc. on +61 3 9213 9099

Online:	www.votingonline.com.au/ubiagm2018

Universal Biosensors, Inc. ARBN 121 559 993 Proxy card	Share Registry: Boardroom Pty Limited GPO Box 3993 Sydney NSW 2001 Level 12, Grosvenor Place 225 George Street Sydney NSW 2000 Tel: + 61 2 9290 9600 Fax: + 61 2 9290 9655

Name & Address
Barcoded CDI holder Reference Number

Appointment of Proxy

Your proxy is solicited by the Board of Directors of Universal Biosensors, Inc. (“Company”). Your shares will be voted as specified by the undersigned. This proxy revokes any prior proxy given by the undersigned. If no specific instructions are given, your shares will be voted for the election of the nominated directors and, unless otherwise specified, for proposal 2, even if the designated proxy appointed has an interest in the outcome of the resolutions. This proxy will be voted in the discretion of the proxies as to any other matter that may come before the Annual Meeting. However, brokers who are members of a U.S. national securities exchange may not vote or submit instructions to the proxy holders if the beneficial owner of the shares has not given instructions.

STEP 1:	VISIT www.votingonline.com.au/ubiagm2018
STEP 2:	Enter your Postcode OR Country of Residence (if outside Australia)
STEP 3:	Enter your Voting Access Code (VAC):

Scan QR Code using smartphone QR Reader App

TO VOTE BY COMPLETING THE PROXY FORM

I/We being a stockholder of Universal Biosensors, Inc. and entitled to attend and vote appoint:

Write here the name of the person you are appointing as proxy (or failing him or her or if no proxy is specified, the Company Secretary of the Company).

as my/our proxy to vote for me/us and on my/our behalf in accordance with the following directions at the Annual Meeting to be held at 10:00 am Australian Eastern Standard Time on June 25, 2018 at 1 Corporate Avenue, Rowville, VIC 3178, Australia, and at any adjournment of that meeting in respect of the resolutions outlined below.

The directions used on this proxy card will apply with respect to all of the shares of common stock I/we hold. You may appoint more than one proxy. If you only wish to vote a portion of your shares, please insert the percentage or number of shares you wish to vote in boxes below. Please copy this form if you require multiple forms.

Voting directions to your proxy – please mark ☒ to indicate your directions

Please mark with an X to indicate your directions.	For	Against	Abstain

Proposal 1 Re-election of Ms. Judith Smith	☐	☐	☐

Proposal 2 Approval of named senior executive compensation	☐	☐	☐

Stockholders should be aware that under applicable United States rules, abstaining from the vote with respect to proposal 2 has the effect of a vote AGAINST the relevant proposal.

The undersigned acknowledges receipt with this Proxy card of a copy of the Notice of Annual Meeting and Proxy Statement for the Company’s 2018 Annual Meeting that more fully describe the proposals set forth herein.

Annual Meeting	Universal Biosensors, Inc.

Proxy card

PLEASE SIGN HERE - This section must be signed in accordance with the instructions overleaf to enable your directions to be implemented.

Individual or Shareholder 1	Joint Shareholder 2	Date

Sole Director & Sole Company Secretary	Director

INSTRUCTIONS FOR COMPLETING PROXY CARD

SIGNING INSTRUCTIONS

You must sign this form as follows in the spaces provided:

Individual:	Where the holding is in one name, the holder must sign.

Joint Holding:	Where the holding is in more than one name, all of the shareholders should sign.

Power of Attorney:	If you are signing under a Power of Attorney, you must lodge an original or certified photocopy of the appropriate Power of Attorney with your completed Proxy card.

Companies:	Only duly authorized officer/s can sign on behalf of a company. Please indicate the office held by signing in the appropriate box or boxes.

DELIVERY ADDRESSES

Duly executed proxy cards must be returned to Boardroom Pty Limited or the Company no later than 10:00 a.m. Australian Eastern Standard Time on June 25, 2018 in the manner set out below. Alternatively you may deliver your completed proxy card to us at the meeting.

Hand deliveries:	Boardroom Pty Limited
Level 12, Grosvenor Place
225 George Street
Sydney NSW 2000

Postal address:	Boardroom Pty Limited
GPO Box 3993
Sydney NSW 2001

Universal Biosensors, Inc.
1 Corporate Avenue
Rowville VIC 3178

Fax number:	Boardroom Pty Limited on +61 2 9290 9655
Universal Biosensors, Inc. on +61 3 9213 9099

Online:	www.votingonline.com.au/ubiagm2018